UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BRAINSTORM CELL THERAPEUTICS INC.

(Name of Registrant as Specified in Its Charter)

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PRELIMINARY COPY – SUBJECT TO COMPLETION

BRAINSTORM CELL THERAPEUTICS INC.
3 UNIVERSITY PLAZA DRIVE, SUITE 320
HACKENSACK, NJ 07601
(201) 488-0460

April [__], 2016

Dear Stockholder:

Brainstorm Cell Therapeutics Inc. will hold its 2016 Annual Meeting of Stockholders on June 21, 2016 beginning at 10:00 a.m., Eastern time, at the offices of BRL Law Group LLC, 425 Boylston Street, 3rd Floor, Boston, MA 02116. We look forward to your attending either in person or by proxy. The enclosed notice of meeting, the proxy statement, and the proxy card from the Board of Directors describe the matters to be acted upon at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.

Sincerely yours,

Chaim Lebovits

President and Chief Executive Officer

BRAINSTORM CELL THERAPEUTICS INC.
3 UNIVERSITY PLAZA DRIVE, SUITE 320
HACKENSACK, NJ 07601
(201) 488-0460

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
JUNE 21, 2016

To the Stockholders of Brainstorm Cell Therapeutics Inc.:

Notice is hereby given that the 2016 Annual Meeting of Stockholders (the “Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) will be held on June 21, 2016 at 10:00 a.m., Eastern time, at the offices of BRL Law Group LLC, 425 Boylston Street, 3rd Floor, Boston, MA 02116, for the following purposes:

1.	To elect each of Dr. Irit Arbel, Mordechai Friedman, Alon Pinkas, Chen Schor, Dr. Robert Shorr, Malcolm Taub and Uri Yablonka as members of the board of directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve an amendment to the Company’s 2014 Stock Incentive Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock;

3.	To approve an amendment to the Company’s 2014 Global Share Option Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock;

4.	To ratify the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, as the Company’s independent registered public accounting firm for the current fiscal year; and

5.	To transact such other business that may properly come before the Meeting and any adjournments or postponements of the Meeting.

The Board of Directors has fixed the close of business on April 22, 2016 as the record date for the Meeting. All stockholders of record on that date are entitled to notice of, and to vote at, the Meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas B. Rosedale, Secretary
Boston, Massachusetts
April __, 2016

BRAINSTORM CELL THERAPEUTICS INC.

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on June 21, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”, “Brainstorm” or “we”) for use at the 2016 Annual Meeting of Stockholders (the “Meeting”) to be held on June 21, 2016, at the time and place set forth in the accompanying notice of the Meeting (the “Notice of Meeting”), and at any adjournments or postponements thereof. The approximate date on which the Notice of Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2015 (the “2015 Annual Report”) are first being sent to stockholders is on or about April __, 2016.

The Company’s principal executive offices are located at 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601, telephone number (201) 488-0460.

Important Notice Regarding Availability of Proxy Materials for the Meeting to Be Held on June 21, 2016: Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement, the Notice of Meeting and the 2015 Annual Report are available at https://materials.proxyvote.com/10501E.

Record Date, Outstanding Shares and Voting Rights

Only stockholders of record at the close of business on April 22, 2016 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the close of business on that date, there were 18,654,040 shares of the Company’s common stock, $0.00005 par value per share (the “Common Stock”), outstanding and entitled to vote. Each outstanding share of the Company’s Common Stock entitles the record holder to cast one (1) vote for each matter to be voted upon.

The holders of a majority of all shares of the Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the votes cast in person or by proxy of the shares entitled to vote is required to approve an amendment to the Company’s 2014 Stock Incentive Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock (Proposal No. 2); an amendment to the Company’s 2014 Global Share Option Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock (Proposed No. 3); and to ratify the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited (“Deloitte”) as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 4).

Shares which abstain from voting on a particular matter and broker non-votes will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. Similarly, abstentions and broker non-votes will have no effect on the voting to approve the amendment to the Company’s 2014 Stock Incentive Plan or the amendment to the Company’s 2014 Global Share Option Plan or to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the current fiscal year, which each require the affirmative vote of a majority of the votes cast or shares voting on the matter.

Voting Instructions

Included with this Proxy Statement is a proxy card from your bank, broker or other nominee for the Meeting, with instructions for voting.

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Those stockholders who elect to vote by mail, should complete, sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and the shares will be voted at the Meeting in the manner directed. If you complete, sign and return your proxy card, it will be voted as you direct. In the event no choice is specified on a signed proxy card, the persons named as proxies will vote:

•	FOR the election of each of Dr. Irit Arbel, Mordechai Friedman, Alon Pinkas, Chen Schor, Dr. Robert Shorr, Malcolm Taub and Uri Yablonka as members of the board of directors;

•	FOR an amendment to the Company’s 2014 Stock Incentive Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock;

•	FOR an amendment to the Company’s 2014 Global Share Option Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock;

•	FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, as the Company’s independent registered public accounting firm for the current fiscal year; and

•	In their discretion, as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

If the shares you own are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of “non-discretionary” items, the shares that do not receive voting instructions will be treated as “broker non-votes”, the effect of which is discussed in the section entitled “Record Date, Outstanding Shares and Voting Rights” above.

Discretionary Items	Non-Discretionary Items
Proposal No. 4 — Ratification of Deloitte as the Company’s independent registered public accounting firm.	Proposal No. 1 — Election of Directors.
Proposal No. 2 — an amendment to the Company’s 2014 Stock Incentive Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock.
Proposal No. 3 — an amendment to the Company’s 2014 Global Share Option Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock.

If you are a stockholder of record as of the Record Date and attend the Meeting, you may personally deliver your completed proxy card or vote in person at the Meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the offices of BRL Law Group LLC, 425 Boylston Street, 3rd Floor, Boston, MA 02116, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Meeting and voting in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder’s instructions indicated on the proxy card.

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Expenses and Solicitation

The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee, and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers, directors and employees of the Company may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. Such officers, directors and employees will receive no compensation in connection with any such solicitations, other than compensation paid pursuant to their duties described elsewhere in this Proxy Statement.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of meetings. This means that only one copy of our Proxy Statement, 2015 Annual Report or Notice of Meeting may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any document to you if you write, email or call our Chief Executive Officer at 3 University Plaza Drive, Suite 320, Hackensack NJ 07601, email: info@brainstorm-cell.com, or telephone: (201) 488-0460. If you want to receive separate copies of the Proxy Statement, 2015 Annual Report or Notice of Meeting in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address, email or telephone number.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 22, 2016 with respect to the beneficial ownership of our Common Stock by the following: (i) each of our current directors; (ii) the Named Executive Officers; (iii) all of the current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of our Common Stock.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of our Common Stock issuable under options that are exercisable on or within 60 days after April 22, 2016 (“Presently Exercisable Options”) or under warrants that are exercisable on or within 60 days after April 22, 2016 (“Presently Exercisable Warrants”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the Common Stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the Common Stock beneficially owned by any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o Brainstorm Cell Therapeutics Inc., 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601.

The percentage of the Common Stock beneficially owned by each person or entity named in the following table is based on 18,654,040 shares of Common Stock outstanding as of April 22, 2016 plus any shares issuable upon exercise of Presently Exercisable Options and Presently Exercisable Warrants held by such person or entity.

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	Shares Beneficially Owned
	Number of		Percentage of
Name of Beneficial Owner	Shares		Class
Directors and Named Executive Officers
Chaim Lebovits	4,366,479	(1)	20.8%
Tony Fiorino	129,167	(2)	*
Yoram Bibring	50,000		*
Liat Sossover	—		—
Uri Yablonka	56,665	(3)	*
Irit Arbel	287,551	(4)	1.5%
Mordechai Friedman	55,269	(3)	*
Alon Pinkas	56,158	(3)	*
Chen Schor	121,558	(5)	*
Robert Shorr	28,399		*
Malcolm Taub	8,666		*
All current directors and officers as a group (9 persons)	5,030,745	(6)	23.7%
5% Shareholders
ACCBT Corp.	4,089,266	(7)	19.8%
Morgan & Morgan Building
Pasea Estate, Road Town
Tortola
British Virgin Islands

*	Less than 1%.

(1)	Consists of (i) 1,933,794 shares of Common Stock owned by ACCBT Corp., (ii) 2,016,666 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants, (iii) 138,806 shares of Common Stock owned by ACC International Holdings Ltd. and (iv) 277,213 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Chaim Lebovits, our Chief Executive Officer, may be deemed the beneficial owner of these shares.

(2)	Consists of 126,667 shares of Common Stock issuable upon the exercise of Presently Exercisable Options and 2,500 shares held in an IRA for the benefit of Dr. Fiorino.

(3)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(4)	Includes 134,218 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Dr. Arbel’s address is 6 Hadishon Street, Jerusalem, Israel.

(5)	Includes 20,000 shares of restricted Common Stock that will vest on August 22, 2016 and 20,000 shares of restricted Common Stock that will vest on August 22, 2017.

(6)	Includes (i) 1,933,794 shares of Common Stock owned by ACCBT Corp. (Chaim Lebovits, our Chief Executive Officer, may be deemed to be the beneficial owner of these shares), (ii) 2,016,666 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants (Chaim Lebovits, our Chief Executive Officer, may be deemed to be the beneficial owner of these shares), (iii) 138,806 shares of Common Stock owned by ACC International Holdings Ltd. (Chaim Lebovits, our Chief Executive Officer, may be deemed to be the beneficial owner of these shares) and (iv) 579,523 shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(7)	Consists of (i) 1,933,794 shares of Common Stock owned by ACCBT Corp., (ii) 2,016,666 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants and (iii) 138,806 shares of Common Stock owned by ACC International Holdings Ltd.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board recommends that the seven nominees named below be elected to serve on the Board, each of whom is presently serving as a member of the Board. The affirmative vote of the holders of a plurality of the votes cast in person or by proxy at an annual meeting of stockholders by the shares entitled to vote is required for the election by stockholders of directors to the Board. Shares of Common Stock represented by all proxies received and not marked so as to withhold authority to vote for any individual nominee or for all nominees will be voted for the election of the seven nominees named below. Each nominee has consented to being named in this Proxy Statement and has indicated his or her willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee selected by the Board. The Board has no reason to believe that any nominee will be unable to serve. Stockholders may vote for no more than seven nominees for director.

The Board currently has the following seven members: Dr. Irit Arbel, Mordechai Friedman, Alon Pinkas, Chen Schor, Dr. Robert Shorr, Malcolm Taub and Uri Yablonka.

Biographical and certain other information concerning the Company’s directors and the nominees for election to the Board is set forth below.

Nominees for Election to the Board of Directors

Name	Age	Position
Dr. Irit Arbel	56	Chairperson and Director
Mordechai Friedman	63	Director
Alon Pinkas	55	Director
Chen Schor	44	Director
Dr. Robert Shorr	62	Director
Malcolm Taub	70	Director
Uri Yablonka	39	Director

Additional Information Regarding Nominees

Dr. Irit Arbel, one of Brainstorm's co-founders, joined the Company in May 2004 as a director and served as President of the Company for six months. Currently, Dr. Arbel is the Chairperson of the Board and the Chair of the Governance, Nominating and Compensation Committee (the “GNC Committee”). Dr. Arbel serves as Executive Vice President, Research and Development at Savicell Diagnostic Ltd. since July 2012. Savicell Diagnostic Ltd. is a biotechnology company and is a wholly-owned subsidiary of Online Disruptive Technologies, Inc. From 2009 through 2011, Dr. Arbel served as Chairperson of Real Aesthetics Ltd., a company specializing in cellulite ultrasound treatment, and BRH Medical, developer of medical devices for wound healing. She was also Director of M&A at RFB Investment House, a private investment firm focusing on early stage technology related companies. Previously, Dr. Arbel was President and Chief Executive Officer of Pluristem Life Systems, a biotechnology company, and prior to that, Israeli Sales Manager of Merck, Sharp & Dohme, a pharmaceutical company. Dr. Arbel earned her Post Doctorate degree in 1997 in Neurobiology, after performing research in the area of Multiple Sclerosis. Dr. Arbel also holds a Chemical Engineering degree from the Technion, Israel's Institute of Technology. We believe that Dr. Arbel possesses specific attributes that qualify her to serve on our Board of Directors including Dr. Arbel’s extensive experience in the biotechnology field and significant leadership skills as a chief executive officer. Dr. Arbel previously served as our President, which service has given her a deep knowledge of the Company and its business and directly relevant management experience.

Mordechai Friedman joined the Company on April 4, 2011 as a director and as Chair of the Audit Committee of the Board. Mr. Friedman currently serves as Chairman of IPM Beer Tuvia Ltd. and Vice-Chairman of Triple-M Power Plants Ltd. From 2013 to 2014, Mr. Friedman served as Chief Executive Officer of Israel Financial Levers Ltd, an Israeli real estate company traded on the Tel-Aviv Stock Exchange. From 2007 through 2010, Mr. Friedman served as the Chairman of the Board of The Israel Electric Corp., an electric utility company. From 2005 to 2007, Mr. Friedman served as Deputy Chairman of Brightman Almagor Zohar CPAs, the Israel Member Firm of Deloitte Touché Tohmatsu Limited. Mr. Friedman has been a partner and director in several business ventures and companies in Israel and abroad in the transportation, consumer business, telecommunication and energy industries. Mr. Friedman currently serves as a director in the following public companies: (traded on the Tel-Aviv Stock Exchange): (i) Elco Holdings Ltd. (Chairman of the Board); and (ii) Carmel Olefins Ltd. Mr. Friedman holds a B.A. in Economics and Accounting from Tel Aviv University. We believe that Mr. Friedman possesses specific attributes that qualify him to serve on our Board of Directors including Mr. Friedman’s considerable experience in accounting and valuable leadership skills as a chief executive officer.

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Alon Pinkas joined the Company on December 13, 2010 as a director. Mr. Pinkas served as the Israeli Consul General to New York from 2000 to 2004 and is an internationally respected foreign affairs analyst. Mr. Pinkas currently serves as an Adviser at Tigris Financial Group, a financial services company, and the Rhodium Group, an advisory firm, and as a director for Ormat Industries Limited, B.G.I. Investments (1961) Ltd. and Agri-Invest Ltd. Mr. Pinkas has a B.S. in Political Science from The Hebrew University of Jerusalem and a Masters Degree in Politics from Georgetown University. We believe that Mr. Pinkas possesses specific attributes that qualify him to serve on our Board of Directors including Mr. Pinkas’ considerable experience in foreign affairs. Mr. Pinkas also has substantial leadership and government experience from his service as the Consul General of Israel to New York and as chief of staff to Ministers of Foreign Affairs of Israel.

Chen Schor joined the Company as a director on August 22, 2011. Mr. Schor is a global industry leader with vast experience in biotechnology, medical devices, business development and private equity. Mr. Schor led multiple licensing and M&A transactions valued at over $8 billion with companies such as GlaxoSmithKline, Amgen, Pfizer, Bayer, Merck-Serono and OncoGeneX Pharmaceuticals, and raised significant funds from reputable investors. Mr. Schor has a broad range of experience in multiple therapeutic areas including Neurology, Respiratory, Oncology, Auto-Immune, Genetic Diseases, and Women’s Health. In addition to leading the global business development at Teva Pharmaceuticals, Mr. Schor played a key role in building early stage companies to regulatory approvals, IPOs and M&As. In December 2014, Mr. Schor joined Synta Pharmaceuticals Corp., a NASDAQ listed biopharmaceutical company and is currently serving as its President and CEO. From October 2012 to December 2014, Mr. Schor served as President and CEO of Novalere, Inc. From March 2009 until September 2011, Mr. Schor served as Vice President of Business Development, global branded products at Teva Pharmaceuticals. Prior to joining Teva, Mr. Schor was Chief Business Officer at Epix Pharmaceuticals, Inc. (formerly known as Predix Pharmaceuticals, Inc.) from December 2003 until March 2009, leading the formation of more than $1.5 billion in collaborations with GlaxoSmithKline, Amgen and additional pharmaceutical companies. Prior to joining Epix, Mr. Schor was a Partner at Yozma Venture Capital from September 1998 until December 2003, managing the fund’s investments in biotechnology and medical device companies. Mr. Schor previously held positions at Arthur Anderson and BDO Consulting, an advisory firm. Mr. Schor holds an M.B.A., a B.A. in Biology, a B.A. in Economics and is a Certified Public Accountant. We believe that Mr. Schor possesses specific attributes that qualify him to serve on our Board of Directors including Mr. Schor’s extensive experience in biotechnology and significant leadership skills from his service as a partner of a venture capital firm.

Dr. Robert Shorr joined the Company in March 2005 as a director. Since 1999, Dr. Shorr has served as Chief Executive Officer and Chief Science Officer of Cornerstone Pharmaceuticals, a biotechnology company. He has also been a member of the Department of Biomedical Engineering at SUNY Stony Brook, where he also serves as Director of Business Development for the University’s Center for Advanced Technology. He has served as trustee at the Tissue Engineering Charities, Imperial College, London. From 1999 until 2005, Dr. Shorr was Vice-President of Science and Technology (CSO) of United Therapeutics, a NASDAQ listed biotechnology company. Prior to 1998, he was Vice President, Research and Development at Enzon, Inc., a NASDAQ listed pharmaceuticals company, and AT Biochem, a pharmaceuticals company, of which he was also founder. Dr. Shorr also served on the Board of Directors of Biological Delivery Systems Inc., a NASDAQ listed company. Dr. Shorr holds both a Ph.D. and a D.I.C. from the University of London, Imperial College of Science and Technology as well as a B.Sc. from SUNY Buffalo. We believe that Dr. Shorr possesses specific attributes that qualify him to serve on our Board of Directors including Dr. Shorr’s extensive experience in biotechnology and valuable leadership skills as a chief executive officer.

Malcolm Taub joined the Company in March 2009 as a director. Since October 2010, Mr. Taub has been a Partner at Davidoff Malito & Hutcher LLP, a full service law and government relations firm. From 2001 to September 30, 2010, Mr. Taub was the Managing Member of Malcolm S. Taub LLP, a law firm which practiced in the areas of commercial litigation, among other practice areas. Mr. Taub also works on art transactions, in the capacity as an attorney and a consultant. Mr. Taub has also served as a principal of a firm which provides consulting services to private companies going public in the United States. Mr. Taub has acted as a consultant to the New York Stock Exchange in its Market Surveillance Department. Mr. Taub acts as a Trustee of The Gateway Schools of New York and The Devereux Glenholme School in Washington, Connecticut. Mr. Taub has served as an adjunct professor at Long Island University, Manhattan Marymount College and New York University Real Estate Institute. Mr. Taub holds a B.A. from Brooklyn College and a J.D. from Brooklyn Law School. Mr. Taub formerly served on the Board of Directors of Safer Shot, Inc. (formerly known as Monumental Marketing Inc.). We believe that Mr. Taub possesses specific attributes that qualify him to serve on our Board of Directors including Mr. Taub’s vast law experience and his demonstrated leadership skills as a managing member of a law firm.

6

Uri Yablonka joined the Company on June 6, 2014 as Chief Operating Officer and as a member of the Board of Directors. Prior to joining the Company, Mr. Yablonka served since December 2010 as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. He also served since January 2011 as Vice President, Business Development at ACC International Holdings Ltd. (Holdings). Holdings is also an affiliate of ACCBT Corp. Prior to serving with Holdings, Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. From 2008 to January 2011, Mr. Yablonka was Senior Partner at PM-PR Media Consulting Ltd., where he led public relations and strategy consulting for a wide range of governmental and private organizations.  From 2002 to 2008, he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent.  We believe that Mr. Yablonka’s skills and experience provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company.  His experience in business consulting and development and media experience are expected to be valuable to the Company in its current stage of growth and beyond, and his governmental experience can provide valuable insight into issues faced by companies in regulated industries such as ours. We believe that these skills and experiences qualify Mr. Yablonka to serve as a director of the Company.

Qualifications of Directors

The Board believes that each director has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the directors have extensive experience in a variety of fields, including biotechnology (Drs. Arbel and Shorr and Mr. Schor), accounting (Mr. Friedman), foreign affairs (Mr. Pinkas), business consulting and development (Mr. Yablonka), media (Mr. Yablonka) and law (Mr. Taub), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our directors have leadership experience at major companies or firms with operations inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies and issues. As indicated in the foregoing biographies, the directors have each demonstrated significant leadership skills, including as a chief executive officer (Drs. Arbel and Shorr and Mr. Friedman), as the consul general of Israel to New York and as chief of staff to Ministers of Foreign Affairs of Israel (Mr. Pinkas), as a managing member of a law firm (Mr. Taub), as general manager of a business consulting firm (Mr. Yablonka) or as a partner of a venture capital firm (Mr. Schor). A number of the directors have extensive public policy, government or regulatory experience, including Consul General of Israel, New York (Mr. Pinkas), which can provide valuable insight into issues faced by companies in regulated industries such as the Company. One of the directors (Dr. Arbel) has served as the President of the Company and one is currently serving as Chief Operating Officer (Mr. Yablonka), which service has given each a deep knowledge of the Company and its business and directly relevant management experience. The Board believes that these skills and experiences qualify each individual to serve as a director of the Company.

Certain Arrangements

On August 22, 2011, we entered into an agreement with Chen Schor, which was amended and restated on November 11, 2011 to clarify vesting terms (as amended and restated, the “Executive Director Agreement”) pursuant to which we pay $15,000 per quarter to Mr. Schor for his services as an Executive Board Member. In accordance with the terms of the Executive Director Agreement, the Company and Mr. Schor have also entered into an amended and restated Restricted Stock Agreement on November 11, 2011, pursuant to which Mr. Schor received 61,558 shares of our restricted Common Stock under our 2005 U.S. Stock Option and Incentive Plan. The shares vested over 3 years – 20,519 shares on August 22, 2012, 20,519 shares on August 22, 2013 and 20,519 shares on August 22, 2014. On May 3, 2015, we entered into a Restricted Stock Agreement with Mr. Schor, pursuant to which Mr. Schor received a grant of 60,000 shares of our restricted Common Stock under our 2014 Stock Incentive Plan in consideration for Mr. Schor’s ongoing services as an Executive Director of the Company. The shares of restricted stock vest as follows: 20,000 on August 22, 2015, 20,000 on August 22, 2016 and 20,000 on August 22, 2017, provided that Mr. Schor is a director on each such vesting date. Mr. Schor is not entitled to any other compensation for his services as a director.

On June 1, 2015 pursuant to the Company’s First Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Irit Arbel, the Company’s Chair of the Board of Directors, to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share. The option was fully vested and exercisable on the date of grant.

The Board recommends a vote FOR the election of the nominees named above as directors of the Company.

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PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE COMPANY’S 2014 STOCK INCENTIVE PLAN TO INCREASE THE SHARED POOL OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY’S EQUITY PLANS BY 1,600,000 ADDITIONAL SHARES (FROM 600,000 TO 2,200,000 SHARES) OF COMPANY COMMON STOCK

Our stockholders are being asked to approve Amendment No. 1 (the “U.S. Plan Amendment”) to our 2014 Stock Incentive Plan (the “2014 U.S. Plan”), which would increase the shared pool of shares available for issuance under the Company’s current equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock. The U.S. Plan Amendment was approved by the Board of Directors on April 11, 2016, subject to stockholder approval in order to satisfy (1) applicable Listing Rules of NASDAQ and (2) the stockholder approval requirement under Section 162(m) of the Internal Revenue Code (the “Code”).

The 2014 U.S. Plan as amended would allow for the issuance of up to 2,200,000 shares (subject to adjustment for certain changes in the Company’s capitalization) of our Common Stock, which pool is shared with the 2014 Global Share Option Plan described in Proposal No. 3 (the “2014 Global Plan” and together with the 2014 U.S. Plan, the “Equity Plans”) and, accordingly, shares issued pursuant to awards issued under either the 2014 Global Plan or the 2014 U.S. Plan shall reduce the number of shares available for issuance under the other plan.

The Board believes the approval of the U.S. Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote “FOR” Proposal No. 2 approving Amendment No. 1 to the Company’s 2014 Stock Incentive Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock.

Background and Rationale of the Proposal

Our Board believes that adding an additional 1,600,000 shares to the shared pool of shares available for issuance under the Equity Plans will provide sufficient shares for us to continue to grant meaningful long term incentive compensation to our current and future employees, directors and consultants through approximately 2018, and that the approval of Proposal No. 2 and Proposal No. 3 is essential to permit Brainstorm to continue to provide long-term, equity-based incentives to present and future key employees and directors.

Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We operate in an extremely competitive environment with respect to the hiring and retention of qualified employees. As a result, our approach to compensation considers the full range of compensation techniques that enable us to compete with our peers to attract and retain key personnel. Equity compensation is one of the critical components of our compensation package because it (i) develops a culture of ownership among our employees, (ii) aligns the interests of employees and non-employee directors with the interests of our other stockholders and (iii) preserves our cash resources. We believe that the addition of 1,600,000 shares of our common stock issuable under the Equity Plans will allow us to continue to recruit leading professionals for key positions within our company as well as to retain and incentivize our current employees.

Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the proposed share increase is instrumental to our continued success. Accordingly, we are seeking stockholder approval of an increase in the number of shares issuable under our Equity Plans.

The Company currently has insufficient shares available under the Equity Plans to meet its immediate equity grant needs. Brainstorm’s 2016 Annual Meeting will trigger equity grant obligations which we cannot meet without stockholder approval of Proposal No. 2 and Proposal No. 3. Pursuant to the Second Amended and Restated Director Compensation Plan (as amended, the “Director Compensation Plan”), every non-employee director of the Company, other than Chen Schor, serving as a director immediately following the annual meeting will be entitled to an annual award grant on the first business day following the 2016 annual meeting of stockholders. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 13,333 shares of Common Stock; Uri Yablonka, director and Chief Operating Officer of the Company, will also be entitled to an equivalent grant pursuant to his employment agreement. For U.S. directors, at their option, the annual award under the Director Compensation Plan is either (i) a nonqualified stock option to purchase 6,666 shares of Common Stock or (ii) 6,666 shares of restricted stock. Additionally, each member of the GNC Committee or Audit Committee of the Board is entitled to receive (i) a nonqualified stock option to purchase 2,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 2,000 shares of restricted stock. The chair of the GNC Committee and Audit Committee will instead of the above committee award be entitled to receive a nonqualified stock option to purchase 3,333 shares of Common Stock. The chairperson of the Board is also entitled to receive a nonqualified stock option to purchase 6,666 shares of Common Stock.

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If Proposal No. 2 and Proposal No. 3 are not approved the Company will not have sufficient available shares under the Equity Plans to make these annual director grants. Brainstorm will also be unable to issue new discretionary equity grants under the Equity Plans to new and existing employees. Further, the Company has an outstanding option grant with shares whose exercisability is contingent upon stockholder approval of an increase in the shares available for issuance under the Equity Plans. On September 28, 2015, the Company granted to Chaim Lebovits, its newly appointed Chief Executive Officer, an option to purchase 369,619 shares of Common Stock at an exercise price of $2.45 per share. The option will vest through August 28, 2016. A portion of this option representing 83,781 shares of Common Stock (the “Contingent Option Shares”) may not be exercised until the stockholders of the Company approve a further increase in the number of Common Stock that are reserved for issuance under the Company’s Equity Plans (Proposal No. 2 & Proposal No. 3). This portion of the option will be accounted for as granted if and when the approval is obtained. The Contingent Option Shares may be terminated if the stockholders do not approve an amendment to the Equity Plans sufficient to cover all Contingent Option Shares by December 31, 2017, and the Contingent Options Shares will not be exercisable and no common stock will be issuable thereunder before the approval of by our stockholders. Our executive officers and directors have an interest in Proposal No. 2 and Proposal No. 3.

New Plan Benefits

Awards under the Amended 2014 U.S. Plan and the Amended 2014 Global Plan will be determined by the GNC Committee, in its discretion, and except for the automatic annual grants and the Contingent Option Shares described above, awards and the terms of any awards under the Equity Plans for the current year or any future year are not determinable. For information regarding grants made in fiscal 2015 under the 2014 U.S. Plan and the 2014 Global Plan, see the “Fiscal 2015 Grants of Plan-Based Awards Table” below. As of April 15, 2016 the closing price of shares of our Common Stock as reported on Nasdaq was $2.41 per share.

Fiscal 2015 Grants of Plan-Based Awards Table(1)

Name and Position	Stock Awards (#)	Option Awards (#)
Chaim Lebovits, President and CEO	-	369,619
Tony Fiorino, Former CEO	-	-
Yoram Bibring, Chief Financial Officer(2)	-	-
Uri Yablonka, Chief Operating Officer	-	13,333
Liat Sossover, Former Chief Financial Officer	-	-
Executive officers as a group	-	382,952
Non-executive directors as a group	77,332	63,999
Non-executive employees as a group	27,411	-

(1)	Awards issued to the above listed Name and Positions under the 2014 U.S. Plan or the 2014 Global Plan from January 1, 2015 through December 31, 2015.
(2)	Yoram Bibring was granted a stock option on July 30, 2015, but such grant was issued outside of the Equity Plans as an employment inducement grant. The grant is further described below in “Executive Compensation.”

Equity Awards Granted and Outstanding

As of April 15, 2016 incentive equity awards outstanding and shares available for grant under our equity compensation plans were as follows:

	2014 Equity Plans (current plans)	All Plans(1)
Stock options outstanding(2)	444,590	1,002,453
Full-value awards granted (stock and restricted stock)(3)	155,410	307,834
Shares available for future awards(4)	0	0

(1)	Includes shares under the current Equity Plans, as well as shares under the prior plans (the 2004 Global Share Option Plan and the 2005 U.S. Stock Option and Incentive Plan) pursuant to which such awards remain outstanding but under which no additional awards may be granted, as well as incentive grants to employees, directors and service providers (not including in connection with any public offering or private placement) outside of equity compensation plans.
(2)	As of April 15, 2016, the range of the exercise prices of stock options outstanding under all of our equity compensation plans was $0.75 to $7.05, with a weighted-average exercise price of $2.61. The closing price of a share of our Common Stock on April 15, 2016 was $2.41. The weighted-average remaining contractual life of stock options outstanding under all of our equity compensation plans as of April 15, 2016 was 7.15 years. 851,453 of such option shares (net of all subsequent cancellations) were issued between January 1, 2013 through December 31, 2015.
(3)	Represents stock and restricted stock issued to employees, directors and service providers (not including in connection with any public offering or private placement) from January 1, 2013 and December 31, 2015.
(4)	Represents shares of our Common Stock available for future awards under all of our equity compensation plans as of April 15, 2016. 1,159,287 of such shares were issued between January 1, 2013 and December 31, 2015.

In developing our share request for the Equity Plan amendments and analyzing the impact of utilizing equity on our stockholders, our Board considered our “burn rate” and “overhang.” Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our overhang at December 31, 2015 was 5.17%. If the 1,600,000 additional shares proposed to be authorized for grant under the Equity Plans are included in the calculation, our overhang would have been 12.39% at December 31, 2015.

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We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of our Common Stock to be included in the aggregate share reserve under the Equity Plans, as amended by the U.S. Plan Amendment and the Global Plan Amendment, effective upon and subject to stockholder approval of Proposal No. 2 and Proposal No. 3, as soon as practicable upon such stockholders’ approval of the Equity Plan amendments.

The following is a brief summary of the principal provisions of the 2014 U.S. Plan, as amended by the U.S. Plan Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2014 U.S. Plan, as amended by the U.S. Plan Amendment. A copy of the U.S. Plan Amendment is annexed to this proxy statement as Appendix A. The 2014 U.S. Plan is attached as Appendix B to the Company’s definitive proxy statement filed with the SEC on July 22, 2014 and may be accessed from the SEC’s website at www.sec.gov and from the Investors section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601, Attention: Chief Executive Officer. References to the Board in this summary shall include the GNC Committee of the Board or any similar committee appointed by the Board to administer the 2014 U.S. Plan.

Summary of the 2014 Stock Incentive Plan (as amended)

The 2014 U.S. Plan as amended would allow for the issuance of up to 2,200,000 shares (subject to adjustment for certain changes in the Company’s capitalization) of our Common Stock, which pool shall be shared with the 2014 Global Share Option Plan described in Proposal No. 3 (the “2014 Global Plan” and together with the 2014 U.S. Plan, the “Equity Plans”) and, accordingly, shares issued pursuant to awards issued under either the 2014 Global Plan or the 2014 U.S. Plan shall reduce the number of shares available for issuance under the other plan.

The 2014 U.S. Plan is intended to be a broad-based plan that allows for the issuance of equity awards to our employees and members of the Board. Approximately 11 employees, or about 58% of our employee population, currently participate in our equity incentive compensation programs. In addition, consultants and advisors, as well as our non-employee directors, currently participate in our equity incentive compensation programs.

Types of Awards; Shares Available for Issuance

The 2014 U.S. Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, and restricted stock awards; we refer to these securities as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2014 U.S. Plan for up to 2,200,000 (subject to stockholder approval of Proposal No. 2 and Proposal No. 3) shares of our Common Stock (which pool shall be shared with the 2014 Global Plan). In addition, if any Award granted under the 2014 U.S. Plan expires or is terminated, surrendered, cancelled, forfeited or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the 2014 Global Plan or the 2014 U.S. Plan (subject, in the case of incentive stock options, to any limitations under the Code). However, shares of Common Stock delivered to us by a participant to purchase Common Stock upon exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares of Common Stock available for the future grant of Awards under the 2014 U.S. Plan. In addition, Common Stock repurchased by us on the open market using proceeds from the exercise of an Award shall not increase the number of shares of Common Stock available for future grant of Awards under the 2014 U.S. Plan or the 2014 Global Plan.

The pool of shares available for issuance under the 2014 U.S. Plan is the same pool of shares reserved and available for issuance under the 2014 Global Plan. Accordingly, shares issued pursuant to awards under either the 2014 Global Plan or the 2014 U.S. Plan shall reduce the number of shares available for future issuance under each plan, and shares that are returned under such plans are returned to the shared pool.

Certain sub-limitations apply to the shares available for issuance under the 2014 U.S. Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the 2014 U.S. Plan is 1,000,000 shares per calendar year.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant Awards under the 2014 U.S. Plan in substitution for an option or other stock or stock-based Awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on Awards contained in the 2014 U.S. Plan. Substitute Awards granted under the 2014 U.S. Plan in connection with a merger or consolidation of an entity with Brainstorm Cell Therapeutics Inc. or the acquisition by Brainstorm Cell Therapeutics Inc. of property or stock of an entity shall not count against the overall share limits and sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2014 U.S. Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

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Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of the Common Stock on the effective date of grant; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Common Stock on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock. Under the terms of the 2014 U.S. Plan, stock options may not be granted for a term in excess of 10 years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock). Any or all of the Awards available under the 2014 U.S. Plan may be in the form of incentive stock options. The 2014 U.S. Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, check or wire transfer, or, except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (ii) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by surrender to us of shares of Common Stock owned by the participant valued at their fair market value, (iii) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our Common Stock on the date of exercise, (iv) to the extent provided in the applicable option agreement or approved by our Board, by any other lawful means, or (v) any combination of the foregoing.

Limitation on Repricing of Options; Other Limitations. With respect to options, unless such action is approved by stockholders or permitted under the terms of the 2014 U.S. Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option granted under the 2014 U.S. Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option, (ii) cancel any outstanding option (whether or not granted under the 2014 U.S. Plan) and grant in substitution therefor new Awards under the 2014 U.S. Plan (other than certain Awards granted in connection with our merger or consolidation with, or acquisition of, another entity, covering the same or a different number of shares of Common Stock and having an exercise price or measurement price per share lower than the then-current exercise price per share of the cancelled option, (iii) cancel in exchange for a cash payment any outstanding option with an exercise price per share above the then-current fair market value of our Common Stock, or (iv) take any other action under the 2014 U.S. Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market. No option granted under the 2014 U.S. Plan shall contain any provision entitling the grantee to the automatic grant of additional options in connection with any exercise of the original option or provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of our Common Stock subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Performance Awards. Restricted Stock granted under the 2014 U.S. Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. With respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the GNC Committee of our Board shall specify, at the time of grant, that such Performance Award will be granted, vest and/or pay out solely upon the achievement of specified objective performance criteria that are based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the GNC Committee:

•	earnings per share;
•	return on average equity or average assets with respect to a pre-determined peer group;
•	earnings;
•	earnings growth;
•	revenues;
•	expenses;
•	stock price;
•	market share;
•	return on sales, assets, equity or investment;
•	regulatory compliance;

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•	achievement of balance sheet or income statement objectives;
•	total stockholder return;
•	net operating profit after tax;
•	pre-tax or after tax income;
•	cash flow;
•	achievement of research, development, clinical or regulatory milestones;
•	product sales;
•	business development activities;
•	the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;
•	achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;
•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;
•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;
•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;
•	new product or service releases;
•	specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; and
•	improvement of financial ratings.

The preceding performance criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The GNC Committee may specify that such performance measures shall be adjusted to exclude any one or more of:

•	extraordinary items;
•	gains or losses on the dispositions of discontinued operations;
•	the cumulative effects of changes in accounting principles;
•	the writedown of any asset;
•	fluctuation in foreign currency exchange rates; and
•	charges for restructuring and rationalization programs.

Such performance measures (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the GNC Committee; and (iii) shall be set by the GNC Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The GNC Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of Brainstorm Cell Therapeutics Inc. Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or other performance measures as determined by our Board. Dividend equivalents with respect to Performance Awards will be subject to the same restrictions on transfer and forfeitability as the underlying Performance Award.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant. A participant’s rights to sell Common Stock may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters. Without derogating from the scope of the above, the Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of participants and/or with respect to all or certain types of awards, during which the vesting and/or exercise of awards and/or sale of Common Stock shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, participants will not be able to exercise the options (or other awards) and/or receive and/or sell the Common Stock held by or on behalf of the participants and the Company shall not bear any liability to participants for any claim, loss or liability that may result from such restrictions.

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Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of Brainstorm Cell Therapeutics Inc. and of our present or future parent or subsidiary corporations and any other business venture in which Brainstorm Cell Therapeutics Inc. has a controlling interest (as determined by our Board) are eligible to be granted Awards under the 2014 U.S. Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. As of April 15, 2016, approximately 19 persons would be eligible to receive Awards under the 2014 U.S. Plan upon approval, including our executive officers and non-employee directors. The granting of Awards under the 2014 U.S. Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On April 15, 2016, the last reported sale price of our Common Stock on Nasdaq was $2.41.

Administration

Our Board administers the 2014 U.S. Plan and is authorized to grant Awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2014 U.S. Plan and to construe and interpret the provisions of the 2014 U.S. Plan and any Award agreements entered into under the 2014 U.S. Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2014 U.S. Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency.

Pursuant to the terms of the 2014 U.S. Plan, our Board may delegate authority under the 2014 U.S. Plan to one or more committees or subcommittees of our Board. Our Board has authorized the GNC Committee to administer certain aspects of the 2014 U.S. Plan, including the granting of awards to directors and executive officers. The GNC Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2014 U.S. Plan:

•	the number of shares of Common Stock covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;
•	the exercise price of Awards;
•	the effect on Awards of a change in control of Brainstorm Cell Therapeutics Inc.; and
•	the duration of Awards.

To the extent permitted by applicable law, our Board may delegate to one or more of our officers the power to grant stock options and certain Awards to our employees or non-executive officers and to exercise such other powers under the 2014 U.S. Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant. No officer shall be authorized to grant Awards to any of our executive officers.

Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5605(a)(2) of the Nasdaq Listing Rules.

The Board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, except as otherwise provided under the terms of the 2014 U.S. Plan in the case of Performance Awards.

Except as otherwise provided under the 2014 U.S. Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and our Board need not treat participants uniformly. Our Board shall determine the effect on an Award of the disability, death, retirement, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the Award.

We are required to make equitable adjustments (in the manner determined by our Board) to the number and class of securities available under the 2014 U.S. Plan, the share counting rules and sub-limits set forth in the 2014 U.S. Plan, and any outstanding Awards under the 2014 U.S. Plan to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our Common Stock other than ordinary cash dividends.

All decisions by the Board shall be made in the Board’ sole discretion and shall be final and binding on all persons having or claiming any interest on the 2014 U.S. Plan or in any Award.

Amendment of Awards. Except as otherwise provided under the 2014 U.S. Plan with respect to repricing outstanding stock options, Performance Awards or actions requiring stockholders approval, our Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2014 U.S. Plan or the change is otherwise permitted under the terms of the 2014 U.S. Plan in connection with a change in capitalization or reorganization event.

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Reorganization Events

Definitions. The 2014 U.S. Plan contains provisions addressing the consequences of any reorganization event. A “reorganization event” is defined under the terms of the 2014 U.S. Plan to mean (a) a merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or resulting in the Company being the surviving entity and there is a change in the ownership of Common Stock of the Company, such that another person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (b) a sale of all or substantially all of the assets or shares of the Company to another entity, or (c) any liquidation or dissolution of the Company.

Awards Other than Restricted Stock; Options Available to the Board. Under the 2014 U.S. Plan, if a reorganization event occurs, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between a participant and us): (A) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (C) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (D) in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (X) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (Y) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (E) provide that, in connection with our liquidation or dissolution, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (F) any combination of the foregoing. Our Board is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

For purposes of clause (A) above (providing for the assumption of Awards by an acquiring or succeeding corporation), an Award (other than Restricted Stock) shall be considered assumed if, following the consummation of the reorganization event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided however, that if the consideration received as a result of the reorganization event is not solely Common Stock of the acquiring or succeeding corporation (or an affiliate thereof), we may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of Common Stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the reorganization event.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and us, either initially or by amendment.

Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between the participant and us, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

Our Board may from time to time establish one or more sub-plans under the 2014 U.S. Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. Our Board shall establish such sub-plans by adopting supplements to the 2014 U.S. Plan containing any limitations on our Board’s discretion under the 2014 U.S. Plan as our Board shall deem necessary or desirable and any additional terms and conditions not otherwise inconsistent with the 2014 U.S. Plan that our Board shall deem necessary or desirable. All supplements adopted by our Board shall be deemed to be part of the 2014 U.S. Plan, but each supplement shall apply only to participants within the affected jurisdiction.

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Amendment or Termination

Our Board may amend, suspend or terminate the 2014 U.S. Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until our stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the Nasdaq Stock Market may be made effective unless and until our stockholders approve such amendment; and (iii) if the Nasdaq Stock Market amends the rules of the Nasdaq Stock Market so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the rules of the Nasdaq Stock Market, no amendment to the 2014 U.S. Plan (A) materially increasing the number of shares authorized under the 2014 U.S. Plan (other than as provided for in the 2014 U.S. Plan in connection with substitute Awards, changes in capitalization or reorganization events), (B) expanding the types of Awards that may be granted under the 2014 U.S. Plan, or (C) materially expanding the class of participants eligible to participate in the 2014 U.S. Plan shall be effective unless and until our stockholders approve such amendment. In addition, if at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2014 U.S. Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2014 U.S. Plan at the time the amendment is adopted, provided that the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2014 U.S. Plan.

Effective Date and Term of 2014 U.S. Plan

The 2014 U.S. Plan became effective on August 14, 2014, the date the plan was approved by our stockholders. No Awards shall be granted under the 2014 U.S. Plan after the expiration of 10 years from the effective date, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2014 U.S. Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

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Restricted Stock. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Brainstorm Cell Therapeutics Inc. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Required Vote

Approval of the proposed U.S. Plan Amendment requires the affirmative vote of a majority of the votes of the shares of our common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Brainstorm Recommendation

We believe strongly that the approval of the U.S. Plan Amendment is essential to our continued success. Our employees and directors are among our most valuable assets. Stock options and other awards such as those provided under the 2014 U.S. Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards are also crucial to our ability to motivate employees to achieve our goals and to retain qualified directors. Our Board approved the U.S. Plan Amendment, subject to stockholder approval. If the stockholders do not approve both Proposal No. 2 and Proposal No. 3 amending the Equity Plans, our ability to grant any further options to our employees and members of our Board or make any further awards of stock will be severely impaired, as there are currently no shares available for issuance under the Equity Plans. This would likely adversely impact our ability to attract, retain and motivate current and prospective employees and members of the Board. For the reasons stated above the stockholders are being asked to approve Amendment No. 1 to the 2014 U.S. Plan.

The Board believes the approval of the U.S. Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote “FOR” Proposal No. 2 approving Amendment No. 1 to the Company’s 2014 Stock Incentive Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock.

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PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2014 GLOBAL SHARE OPTION PLAN TO INCREASE THE SHARED POOL OF SHARES AVAILABLE FOR ISSUANCE UNDER THE EQUITY PLANS BY 1,600,000 ADDITIONAL SHARES (FROM 600,000 TO 2,200,000 SHARES) OF COMPANY COMMON STOCK

Our stockholders are being asked to approve Amendment No. 1 (the “Global Plan Amendment”) to our 2014 Global Share Option Plan (the “2014 Global Plan”), which would increase the shared pool of shares available for issuance under the Company’s current equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock. The Global Plan Amendment was approved by the Board of Directors on April 11, 2016, subject to stockholder approval in order to satisfy applicable Listing Rules of NASDAQ.

The 2014 Global Plan as amended would allow for the issuance of up to 2,200,000 shares (subject to adjustment for certain changes in the Company’s capitalization) of our Common Stock, which pool is shared with the 2014 Stock Incentive Plan described in Proposal No. 2 (the “2014 U.S. Plan” and together with the 2014 Global Plan, the “Equity Plans”) and, accordingly, shares issued pursuant to awards issued under either the 2014 Global Plan or the 2014 U.S. Plan shall reduce the number of shares available for issuance under the other plan.

The Board believes the approval of the Global Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote “FOR” Proposal No. 3 approving Amendment No. 1 to the Company’s 2014 Global Share Option Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock.

Background and Rationale of the Proposal

Our Board believes that adding an additional 1,600,000 shares to the shared pool of shares available for issuance under the Equity Plans will provide sufficient shares for us to continue to grant meaningful long term incentive compensation to our current and future employees, directors and consultants through approximately 2018, and that the approval of Proposal No. 2 and Proposal No. 3 is essential to permit Brainstorm to continue to provide long-term, equity-based incentives to present and future key employees and directors.

Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We operate in an extremely competitive environment with respect to the hiring and retention of qualified employees. As a result, our approach to compensation considers the full range of compensation techniques that enable us to compete with our peers to attract and retain key personnel. Equity compensation is one of the critical components of our compensation package because it (i) develops a culture of ownership among our employees, (ii) aligns the interests of employees and non-employee directors with the interests of our other stockholders and (iii) preserves our cash resources. We believe that the addition of 1,600,000 shares of our common stock issuable under the Equity Plans will allow us to continue to recruit leading professionals for key positions within our company as well as to retain and incentivize our current employees.

Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the proposed share increase is instrumental to our continued success. Accordingly, we are seeking stockholder approval of an increase in the number of shares issuable under our Equity Plans.

The Company currently has insufficient shares available under the Equity Plans to meet its immediate equity grant needs. Brainstorm’s 2016 Annual Meeting will trigger equity grant obligations which we cannot meet without stockholder approval of Proposal No. 2 and Proposal No. 3. Pursuant to the Second Amended and Restated Director Compensation Plan (as amended, the “Director Compensation Plan”), every non-employee director of the Company, other than Chen Schor, serving as a director immediately following the annual meeting will be entitled to an annual award grant on the first business day following the 2016 annual meeting of stockholders. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 13,333 shares of Common Stock; Uri Yablonka, director and Chief Operating Officer of the Company, will also be entitled to an equivalent grant pursuant to his employment agreement. For U.S. directors, at their option, the annual award under the Director Compensation Plan is either (i) a nonqualified stock option to purchase 6,666 shares of Common Stock or (ii) 6,666 shares of restricted stock. Additionally, each member of the GNC Committee or Audit Committee of the Board is entitled to receive (i) a nonqualified stock option to purchase 2,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 2,000 shares of restricted stock. The chair of the GNC Committee and Audit Committee will instead of the above committee award be entitled to receive a nonqualified stock option to purchase 3,333 shares of Common Stock. The chairperson of the Board is also entitled to receive a nonqualified stock option to purchase 6,666 shares of Common Stock.

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If Proposal No. 2 and Proposal No. 3 are not approved the Company will not have sufficient available shares under the Equity Plans to make these annual director grants. Brainstorm will also be unable to issue new discretionary equity grants under the Equity Plans to new and existing employees. Further, the Company has an outstanding option grant with shares whose exercisability is contingent upon stockholder approval of an increase in the shares available for issuance under the Equity Plans. On September 28, 2015, the Company granted to Chaim Lebovits, its newly appointed Chief Executive Officer, an option to purchase 369,619 shares of Common Stock at an exercise price of $2.45 per share. The option will vest through August 28, 2016. A portion of this option representing 83,781 shares of Common Stock (the “Contingent Option Shares”) may not be exercised until the stockholders of the Company approve a further increase in the number of Common Stock that are reserved for issuance under the Company’s Equity Plans (Proposal No. 2 & Proposal No. 3). This portion of the option will be accounted for as granted if and when the approval is obtained. The Contingent Option Shares may be terminated if the stockholders do not approve an amendment to the Equity Plans sufficient to cover all Contingent Option Shares by December 31, 2017, and the Contingent Options Shares will not be exercisable and no common stock will be issuable thereunder before the approval of by our stockholders. Our executive officers and directors have an interest in Proposal No. 2 and Proposal No. 3.

New Plan Benefits

Awards under the Amended 2014 U.S. Plan and the Amended 2014 Global Plan will be determined by the GNC Committee, in its discretion, and except for the automatic annual grants and the Contingent Option Shares described above, awards and the terms of any awards under the Equity Plans for the current year or any future year are not determinable. For information regarding grants made in fiscal 2015 under the 2014 U.S. Plan and the 2014 Global Plan, see the “Fiscal 2015 Grants of Plan-Based Awards Table” below. As of April 15, 2016 the closing price of shares of our Common Stock as reported on Nasdaq was $2.41 per share.

Fiscal 2015 Grants of Plan-Based Awards Table(1)

Name and Position	Stock Awards (#)	Option Awards (#)
Chaim Lebovits, President and CEO	-	369,619
Tony Fiorino, Former CEO	-	-
Yoram Bibring, Chief Financial Officer(2)	-	-
Uri Yablonka, Chief Operating Officer	-	13,333
Liat Sossover, Former Chief Financial Officer	-	-
Executive officers as a group	-	382,952
Non-executive directors as a group	77,332	63,999
Non-executive employees as a group	27,411	-

(1)	Awards issued to the above listed Name and Positions under the 2014 U.S. Plan or the 2014 Global Plan from January 1, 2015 through December 31, 2015.
(2)	Yoram Bibring was granted a stock option on July 30, 2015, but such grant was issued outside of the Equity Plans as an employment inducement grant. The grant is further described below in “Executive Compensation.”

Equity Awards Granted and Outstanding

As of April 15, 2016 incentive equity awards outstanding and shares available for grant under our equity compensation plans were as follows:

	2014 Equity Plans (current plans)	All Plans(1)
Stock options outstanding(2)	444,590	1,002,453
Full-value awards granted (stock and restricted stock)(3)	155,410	307,834
Shares available for future awards(4)	0	0

(1)	Includes shares under the current Equity Plans, as well as shares under the prior plans (the 2004 Global Share Option Plan and the 2005 U.S. Stock Option and Incentive Plan) pursuant to which such awards remain outstanding but under which no additional awards may be granted, as well as incentive grants to employees, directors and service providers (not including in connection with any public offering or private placement) outside of equity compensation plans.
(2)	As of April 15, 2016, the range of the exercise prices of stock options outstanding under all of our equity compensation plans was $0.75 to $7.05, with a weighted-average exercise price of $2.61. The closing price of a share of our Common Stock on April 15, 2016 was $2.41. The weighted-average remaining contractual life of stock options outstanding under all of our equity compensation plans as of April 15, 2016 was 7.15 years. 851,453 of such option shares (net of all subsequent cancellations) were issued between January 1, 2013 through December 31, 2015.
(3)	Represents stock and restricted stock issued to employees, directors and service providers (not including in connection with any public offering or private placement) from January 1, 2013 and December 31, 2015.
(4)	Represents shares of our Common Stock available for future awards under all of our equity compensation plans as of April 15, 2016. 1,159,287 of such shares were issued between January 1, 2013 and December 31, 2015.

In developing our share request for the Equity Plan amendments and analyzing the impact of utilizing equity on our stockholders, our Board considered our “burn rate” and “overhang.” Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our overhang at December 31, 2015 was 5.17%. If the 1,600,000 additional shares proposed to be authorized for grant under the Equity Plans are included in the calculation, our overhang would have been 12.39% at December 31, 2015.

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We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of our Common Stock to be included in the aggregate share reserve under the Equity Plans, as amended by the U.S. Plan Amendment and the Global Plan Amendment, effective upon and subject to stockholder approval of Proposal No. 2 and Proposal No. 3, as soon as practicable upon such stockholders’ approval of the Equity Plan amendments.

The following description of certain features of the 2014 Global Plan, as amended by the Global Plan Amendment, including Appendix A to the 2014 Global Plan related to participants who are residents of Israel (the “Israeli Appendix”), is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2014 Global Plan the Israeli Appendix and the Global Plan Amendment. A copy of the Global Plan Amendment is annexed to this proxy statement as Appendix B. The 2014 Global Plan and the Israeli Appendix are attached as Appendix C to the Company’s definitive proxy statement filed with the SEC on July 22, 2014 and may be accessed from the SEC’s website at www.sec.gov and from the Investors section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601, Attention: Chief Executive Officer. References to the Board in this summary shall include the GNC Committee of the Board or any similar committee appointed by the Board to administer the 2014 Global Plan.

Summary of the 2014 Global Share Option Plan (as amended)

Administration.  The 2014 Global Plan is administered by the GNC Committee of the Board.

Participation.  The 2014 Global Plan provides that the persons eligible for participation in the 2014 Global Plan shall include employees, officers, directors, and/or service providers such as consultants, or advisers of the Company or any affiliate, or any other person who is not an employee (also referred to as non-employee). In determining the eligibility of an individual to be granted awards pursuant to the 2014 Global Plan, as well as in determining the number of awards to be granted to any individual, the GNC Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual’s service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the GNC Committee deems relevant.

Terms and Provisions of Options.  Options granted under the 2014 Global Plan are exercisable at such times and during such period as is set forth in the award agreement, and shall terminate upon the earlier of (i) the date set forth in the award agreement, (ii) the expiration of ten (10) years from the date of grant, or (iii) the expiration of any extended period in any of the events set forth below. The award agreement may contain such provisions and conditions as may be determined by the GNC Committee. The option exercise price for each share subject to an option shall be determined by the GNC Committee in its sole and absolute discretion in accordance with applicable law (and may be less than fair market value, subject to applicable law), subject to any guidelines as may be determined by the Board from time to time. The exercise price shall be payable upon the exercise of an option in cash, check, or wire transfer.

An option or any right with respect thereto of any optionee to exercise an option granted under the 2014 Global Plan is not assignable or transferable, nor may it be given as collateral nor may any right with respect thereto be given to a third party whatsoever, other than by will or the laws of descent and distribution, or as specifically otherwise allowed under the 2014 Global Plan. Moreover, during the lifetime of the optionee, each and all of such optionee’s rights to purchase shares under the 2014 Global Plan shall be exercisable only by the optionee.

In the event of a termination of optionee’s employment or service, all options granted to such optionee shall immediately expire. Notwithstanding the foregoing and unless otherwise determined in the optionee’s award agreement, an option may be exercised after the date of termination as follows: If the termination is without cause, the unexpired vested options still in force may be exercised within a period of three (3) months after the date of such termination. If such termination of employment is the result of death or disability, the vested unexpired options still in force may be exercised within a period of twelve (12) months after such date of termination. If such termination of employment or service is for cause, any outstanding unexercised option will immediately expire and terminate, and the optionee shall not have any right in respect thereof. In no event shall an option be exercisable after the date upon which it expires by its terms. The GNC Committee has the authority to extend the term of all or part of the vested options beyond the date of such termination for a period not to exceed the period during which the options by their terms would otherwise have been exercisable.

Restricted Stock.  Restricted stock and other equity-based awards may be issued to all participants either alone or in addition to other awards granted under the 2014 Global Plan. Such awards will be subject to such conditions and restrictions as the GNC Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price (if any) of shares of restricted stock will be determined by the GNC Committee. If the performance goals and other restrictions are not attained, the grantee will automatically forfeit their awards of restricted stock to the Company.

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Merger; Acquisition; Reorganization.  The 2014 Global Plan provides that in the event of a merger, acquisition, or reorganization of the Company or in the event of a sale of all or substantially all of the assets or shares of the Company to another entity (a “Transaction”) the unexercised or restricted portion of each award shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the successor corporation (or a parent or subsidiary of the successor corporation) as were distributed to the stockholders of the Company in connection with the Transaction. In the case of such assumption and/or substitution of awards, appropriate adjustments shall be made to the exercise price so as to reflect such award and all other terms and conditions of the award agreements, all subject to the determination of the GNC Committee or the Board, which determination shall be in their sole discretion and final. The 2014 Global Plan further provides that in the event that the outstanding shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split or reverse share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to the 2014 Global Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate exercise price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding shares. Upon the occurrence of any of the above, the class and aggregate number of shares issuable pursuant to the 2014 Global Plan, in respect of which awards have not yet been exercised, shall be appropriately adjusted.

The Board or the GNC Committee shall also have the power to determine that in certain award agreements there shall be a clause instructing that if in any Transaction the successor corporation (or parent or subsidiary of the successor corporation) does not agree to assume or substitute the awards, the vesting dates of outstanding awards shall be accelerated so that any unvested or restricted award or any portion thereof shall be immediately vested ten (10) days prior to the effective date of the Transaction.

Upon voluntary dissolution or liquidation of the Company, the Company shall immediately notify all unexercised award holders of such voluntary liquidation, and the award holders shall then have ten (10) days to exercise any unexercised vested options or vested award held by them at that time. Upon the expiration of such ten-day period, all remaining outstanding awards will terminate immediately.

Limitations; Blackout Periods The 2014 Global Plan provides that each participant’s rights to sell shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the participant unconditionally agrees and accepts any such limitations. The GNC Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of participants and/or with respect to all or certain types of awards, during which the vesting and/or exercise of awards and/or sale of shares shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, participants will not be able to exercise the options (or other awards) and/or receive and/or sell the shares held by or on behalf of the participants and the Company shall not bear any liability to participants for any claim, loss or liability that may result from such restrictions.

Termination and Amendment.  Unless sooner terminated, the 2014 Global Plan shall terminate ten (10) years from July 9, 2014, the date upon which it was adopted by the Board. The Board may at any time terminate or suspend the 2014 Global Plan or make such modification or amendment as it deems advisable; provided, however, that no amendment, alteration, suspension or termination of the 2014 Global Plan shall impair the rights of any participant, unless mutually agreed otherwise by the participant and the Company. Termination of the 2014 Global Plan prior to the termination date shall not affect the Board of Director’s ability to exercise the powers granted to it thereunder with respect to awards granted under the 2014 Global Plan prior to the date of such earlier termination. The Company shall obtain the approval of the Company’s stockholders for amendment to the 2014 Global Plan if stockholders’ approval is required under any applicable law or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges.

Plan Benefits

Under the Equity Plans we may grant awards to employees, officers, directors, consultants and advisors (including Scientific Advisory Board members). The amount and timing of awards granted under the Equity Plans is determined in the sole discretion of the Administrator and therefore cannot be determined in advance. The granting of awards under the Equity Plans is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Israeli Appendix and Tax Matters

Section 102 of the Israeli Income Tax Ordinance (New Version), 1961, as amended (the “Section 102”; “Tax Ordinance”, respectively) shall apply to allocation of Awards and/or shares to employees, directors and office holders, but excluding controlling shareholders (as defined in Section 32(9) of the Ordinance) (the “Employees”). Awards granted under Section 102 may be classified as Approved 102 Award to be held by a trustee for the benefit of the Employees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Trustee”; “Holding Period”, respectively) or as Unapproved 102 Award, without a trustee. The Trustee is appointed by the Company and approved by the Israeli Tax Authorities. Under the trustee track, the trustee may not release any Approved 102 Awards or shares allocated or issued upon exercise of Approved 102 Awards prior to the end of the Holding Period and the full payment of participant’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any shares allocated or issued upon exercise of such Awards. With respect to any Approved 102 Award, a participant shall not sell or release from trust any share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including bonus shares, until the lapse of the Holding Period described above. If any such sale or release shall occur during the Holding Period the sanctions under Section 102 shall apply and shall be borne by such participant. Approved 102 Awards may either be classified as “ordinary income award” or “capital gains award”. The classification of the type of awards as “ordinary income award” or “capital gain award” depends on the election made by the Company prior to the date of grant, and obligates the Company to grant such type of award to all of its Employees for a period of one year following the year during which the elected type of awards were first granted.

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We expect to grant Awards to our Employees as Approved 102 Awards under the capital gain track. The 2014 Global Plan and the relevant election will be appropriately filed with the Israeli tax authorities at least 30 days before the grants of Approved 102 Awards are made. Under such track, the Employee will be taxed at capital gain rates upon the sale of shares received following the exercise of such awards or upon release of such shares from trust, whichever is earlier, provided that the conditions of the “capital gains track” are met.

Required Vote

Approval of the proposed Global Plan Amendment requires the affirmative vote of a majority of the votes of the shares of our common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Brainstorm Recommendation

We believe strongly that the approval of the Global Plan Amendment is essential to our continued success. Our employees and directors are among our most valuable assets. Stock options and other awards such as those provided under the 2014 Global Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards are also crucial to our ability to motivate employees to achieve our goals and to retain qualified directors. Our Board approved the Global Plan Amendment, subject to stockholder approval. If the stockholders do not approve both Proposal No. 2 and Proposal No. 3 amending the Equity Plans, our ability to grant any further options to our employees and members of our Board or make any further awards of stock will be severely impaired, as there are currently no shares available for issuance under the Equity Plans. This would likely adversely impact our ability to attract, retain and motivate current and prospective employees and members of the Board. For the reasons stated above the stockholders are being asked to approve Amendment No. 1 to the 2014 Global Plan.

The Board believes the approval of the Global Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote “FOR” Proposal No. 3 approving Amendment No. 1 to the Company’s 2014 Global Share Option Plan to increase the shared pool of shares available for issuance under the Company’s equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock.

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PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF BRIGHTMAN ALMAGOR ZOHAR & CO., A MEMBER OF DELOITTE TOUCHE TOHMATSU LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

The Board has appointed Deloitte as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the current fiscal year. Deloitte has audited the financial statements of the Company since the fiscal year ended December 31, 2008. The Board is asking the Company’s stockholders to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Deloitte as the Company’s independent registered public accounting firm, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of Deloitte is not expected to be present at the Meeting and will not have the opportunity to make a statement or be available to respond to appropriate questions from stockholders.

The Board recommends a vote FOR ratification of the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, as the Company’s independent registered public accounting firm for the current fiscal year.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of Board

The Board of Directors has determined that each of Dr. Arbel, Mr. Friedman, Mr. Pinkas, Dr. Shorr and Mr. Taub satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board of Directors. Mr. Schor and Mr. Yablonka are not considered “independent directors.” The Board of Directors also determined that Dr. Israeli, a former director, satisfied the criteria for being an “independent director” under the Nasdaq standards and had no material relationship with the Company other than by virtue of his service on the Board of Directors. During the course of determining the independence of Dr. Israeli, the Board of Directors considered the Hadasit Agreement described in “Certain Relationships and Related Transactions” below. Dr. Israeli resigned from the Board as of April 25, 2014.

The Board of Directors is comprised of a majority of independent directors and the Audit and GNC Committees are comprised entirely of independent directors.

Board Leadership Structure

On April 25, 2014, the Board elected Dr. Arbel to serve as Chair of the Board. Previously, Abraham Israeli served as Chairman of the Board. The Chair presides at all Board meetings. The Chair’s role and responsibilities include maintaining an active relationship with the Chief Executive Officer, participating in preparation for Board meetings (suggesting agenda items as appropriate), serving as a supplemental channel for communications between Board members and the Chief Executive Officer and providing counsel to individual directors on the performance of their duties. The position of Chair and Chief Executive Officer are separate. Together, the Chair and Chief Executive Officer provide strategic guidance and oversight to the Company. The Board believes that Dr. Arbel serving as Chair is optimal because it will provide the Board with strong and consistent leadership, and the other members of the Board bring various perspectives and opinions. Taken together, the Board believes that this leadership structure provides an appropriate balance of experienced leadership, independent oversight and management input.

Risk Management and Oversight Process

The Board takes an active role, as a whole and at the committee level, in overseeing management of our Company’s risks. Generally, the entire Board, the Audit Committee and the GNC Committee are involved in overseeing risks associated with the Company and monitor and assess those risks in reviews with management and with the Company’s outside advisors and independent registered public accounting firm. The Audit Committee reviews regulatory risk, operational risk and enterprise risk, particularly as they relate to financial reporting, on a regular basis with management, the Company’s independent registered public accounting firm and the Company’s outside consultants and advisors. In its regular meetings, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The GNC Committee monitors the Company’s governance and succession risk by review with management and outside advisors. The GNC Committee also monitors CEO succession and the Company’s compensation policies and related risks by reviews with management.

Diversity

Diversity has always been very important to us. Although we have no formal separate written policy, the Board annually reviews the appropriate skills and characteristics of the members of the Board and diversity is one of the factors used in this assessment.

Board Meetings

The Board held seven (7) meetings during the fiscal year ended December 31, 2015. During the fiscal year ended December 31, 2015, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served other than Mr. Pinkas and Dr. Shorr. The Company’s directors are encouraged to attend the Company’s annual meeting of stockholders. None of the Company’s directors attended the prior year’s annual meeting.

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Committees of the Board of Directors

Audit Committee

On February 7, 2008, the Board of Directors established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning our financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and our outside auditors the financial information developed by us, our systems of internal controls and our audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of management) to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by us. The Audit Committee preapproves all audit services to be provided to us, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by the independent auditor. The Audit Committee coordinates the Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com. The Audit Committee currently consists of Mr. Friedman (Chair), Dr. Arbel and Mr. Pinkas each of whom is independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Mr. Friedman is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee held four meetings during the fiscal year ended December 31, 2015.

GNC Committee

On June 27, 2011, the Board of Directors established a standing Governance, Nominating and Compensation Committee (the “GNC Committee”), which assists the Board in fulfilling its responsibilities relating to (i) compensation of the Company’s executive officers, (ii) the director nomination process and (iii) reviewing the Company’s compliance with SEC corporate governance requirements. The Board has adopted a written charter for the GNC Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com. The GNC Committee currently consists of Dr. Arbel (Chair), Dr. Shorr and Mr. Taub, each of whom is independent as defined under applicable Nasdaq listing standards. The GNC Committee held three meetings during the fiscal year ended December 31, 2015.

The GNC Committee determines salaries, incentives and other forms of compensation for the Chief Executive Officer and the executive officers of the Company and reviews and makes recommendations to the Board with respect to director compensation. The GNC Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation, but may invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation. In addition, the GNC Committee administers the Company’s stock incentive compensation and equity-based plans.

The GNC Committee makes recommendations to the Board concerning all facets of the director nominee selection process. Generally, the GNC Committee identifies candidates for director nominees in consultation with management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the GNC Committee deems to be helpful to identify candidates. Once candidates have been identified, the GNC Committee confirms that the candidates meet the independence requirements and qualifications for director nominees established by the Board. The GNC Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the GNC Committee deems to be helpful in the evaluation process. The GNC Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Upon selection of a qualified candidate, the GNC Committee would recommend the candidate for consideration by the full Board.

In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board believes that experience as a leader of a business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in areas relevant to our business are important attributes in maintaining the effectiveness of the Board. As a matter of practice, the Board considers the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

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Stockholder Nominations

On June 27, 2011, the Board adopted the Brainstorm Cell Therapeutics Inc. Stockholder Nominations and Communications Policy (the “Policy”), pursuant to which procedures by which stockholders may recommend nominees to our Board were established. Previously, we had no formal policy by which a stockholder could recommend nominees to our Board.

Pursuant to the Policy, stockholders may recommend nominees for consideration by submitting the following information to our Secretary at our executive offices: (i) a current resume and curriculum vitae of the candidate; (ii) a statement describing the candidate’s qualifications; and (iii) contact information for personal and professional references. In addition, submission must include the name and address of the stockholder making the nomination, the number of shares which are owned by such stockholder and a description of all arrangements or understandings between such stockholder and the candidate. Assuming that the required material has been provided on a timely basis, the GNC Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Family Relationships

There are no family relationships between the executive officers or directors of the Company.

Involvement in Certain Legal Proceedings

None.

Stockholder Communication with the Board

On June 27, 2011, the Board adopted the Policy, as defined above under “Stockholder Nominations,” pursuant to which procedures by which stockholders may communicate with our Board were established. Previously, we had no formal policy by which a stockholder could communicate with our Board.

Under the Policy, stockholders may send written communications to the Board or any individual members to the attention of the Company’s Secretary at the Company’s offices, 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, personal grievances, matters as to which the Company tends to receive repetitive or duplicate communications, or patently offensive or otherwise inappropriate material.

ADDITIONAL INFORMATION

Executive Officers

Set forth below is a summary description of the principal occupation and business experience of each of the Company’s current executive officers.

Name	Age	Position
Chaim Lebovits	45	President and Chief Executive Officer
Yoram Bibring	58	Interim Chief Financial Officer
Uri Yablonka	39	Chief Operating Officer

Chaim Lebovits joined the Company in July 2007 as President. On August 1, 2013, the Company appointed Mr. Lebovits as its Principal Executive Officer, and to assume the duties and responsibilities of the Chief Executive Officer on an interim basis until June 2014. On September 22, 2015, the Company appointed Chaim Lebovits as its Chief Executive Officer. Mr. Lebovits controls ACC Holdings International, and its subsidiaries ACC Resources, specializing in the mining, oil and energy industries, and ACC BioTech, which is focused on biotechnology. He has been at the forefront of mining and natural resource management in the African region for over a decade and has spent years leading the exploration and development of resources in West Africa and Israel and served as a member of the board of directors of several companies in the industry. Mr. Lebovits has also held senior positions for the worldwide Chabad Lubavitch organization, the largest Jewish organization in the world today.

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Yoram Bibring joined the Company on July 30, 2015 as Chief Financial Officer and Treasurer.   Prior to joining the Company, Mr. Bibring served from March 2015 to July 2015 as Chief Financial Officer of Sapiens North America, a provider of insurance industry software solutions. From May 2014 to February 2015 he served as Chief Financial Officer of Silenseed, a biopharmaceutical start-up company based in Israel. He also served as Chief Financial Officer of Healthcare Corporation of America, a pharmacy benefit manager, from May 2013 to April 2014. From September 2001 to December 2012, he served as Chief Financial Officer of Fundtech, a provider of financial transaction processing software, traded on NASDAQ which was sold in December 2011 for approximately $400 million to GTCR, an $8 Billion private equity firm.

Uri Yablonka joined the Company on June 6, 2014 as Chief Operating Officer and as a member of the Board of Directors. Prior to joining the Company, Mr. Yablonka served since December 2010 as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. He also served since January 2011 as Vice President, Business Development at ACC International Holdings Ltd. (Holdings). Holdings is also an affiliate of ACCBT Corp. Prior to serving with Holdings, Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. From 2008 to January 2011, Mr. Yablonka was Senior Partner at PM-PR Media Consulting Ltd., where he led public relations and strategy consulting for a wide range of governmental and private organizations.  From 2002 to 2008, he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent.  We believe that Mr. Yablonka’s skills and experience provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company.  His experience in business consulting and development and media experience are expected to be valuable to the Company in its current stage of growth and beyond, and his governmental experience can provide valuable insight into issues faced by companies in regulated industries such as ours. We believe that these skills and experiences qualify Mr. Yablonka to serve as a director of the Company.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended December 31, 2015 and 2014 earned by our President and Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer and our Former Chief Financial Officer (the “Named Executive Officers”). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table

				Option		All Other
		Salary	Bonus	Awards		Compensation
Name and Principal Position	Year	($)	($)	($) (1) (2)		($)(3)	Total ($)
Chaim Lebovits (*)	2015	75,000	-	472,000	(9)	29,000	576,000
President and CEO (4)	2014	-	-	-		-	-

Tony Fiorino	2015	279,000	-		(10)	54,000	333,000
Former CEO (5)	2014	154,000	-	1,494,000	(10)	35,000	1,683,000

Yoram Bibring, Chief Financial Officer (6)	2015	94,000	-	194,000	(11)	16,000	304,000

Uri Yablonka (*) Chief Operating Officer (7)	2015	99,000	-	33,000	(12)	51,000	183,000
	2014	60,000	-	97,411	(13)	27,000	184,411

Liat Sossover (*) (8)	2015	49,000	-	-		46,000	95,000
Former Chief Financial Officer	2014	107,000	-	-		67,000	174,000

(*) These Named Executive Officers were paid in NIS; the amounts above are the U.S. dollar equivalent. The conversion rate used was the average of the end of month’s rate between the U.S. dollar and the NIS as published by the Bank of Israel, the central bank of Israel.

(1) The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the Named Executive Officer during fiscal 2015 and fiscal 2014. ASC 718 fair value amount as of the grant date for stock options generally is spread over the number of months of service required for the grant to vest.

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(2) The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note(7)(B)(2)(a) to Consolidated Financial Statements.

(3) Includes management insurance (which includes pension, disability insurance and severance pay), payments towards such employee’s education fund, Israeli social security and amounts paid for use of a Company car and cellular phone. Each Named Executive Officer also receives gross-up payments for the taxes on these benefits.

(4) On August 1, 2013, the Company appointed Chaim Lebovits, the President of the Company, as its Principal Executive Officer, and to assume the duties and responsibilities of the Chief Executive Officer on an interim basis while the Company searched for a new Chief Executive Officer. Mr. Lebovits was not compensated for these services. Mr. Lebovits ceased serving as interim CEO upon the appointment of Dr. Fiorino on June 9, 2014. On September 22, 2015, the Company appointed Chaim Lebovits as its Chief Executive Officer.

(5) Dr. Fiorino served as the Company’s Chief Executive Officer from June 9, 2014 until September 22, 2015. Dr. Fiorino currently serves as the Company’s Chief Medical Advisor.

(6) Mr. Bibring joined the Company as its Chief Financial Officer on July 30, 2015.

(7) Mr. Yablonka joined the Company as its Chief Operating Officer and director on June 6, 2014.

(8) Ms. Sossover served as the Company’s Chief Financial Officer from June 2010 until May 13, 2015.

(9) On September 28, 2015, the Company granted to its newly appointed Chief Executive Officer an option to purchase 369,619 shares of Common Stock at an exercise price of $2.45 per share. The option will vest through August 28, 2016. A portion of this option representing 83,781 shares of Common Stock may not be exercised until the stockholders of the Company approve a further increase in the number of Common Stock that are reserved for issuance under the Company’s 2014 Global Share Option Plan. This portion of the option will be accounted for as granted if and when the approval is obtained.

(10) On November 10, 2015, the Company and Dr. Fiorino agreed that the unvested portion of his stock options as of October 30, 2015 (to purchase 253,333 shares) would be forfeited and that the vested portion of his stock options (to purchase 126,667 shares) will terminate on September 30, 2016.

(11) On July 30, 2015, the Company’s newly appointed Chief Financial Officer was granted an option to purchase 165,000 shares of Common Stock at an exercise price of $3.17 per share. The option will vest over 3 years. On December 15, 2015, the Company and Mr. Bibring agreed to amend the option to cancel half of the grant. The 82,500 remaining options continue to vest and become exercisable in accordance with the terms of the original grant. All other terms of the option agreement remain unchanged.

(12) On August 27, 2015, Mr. Yablonka received a grant of 13,333 stock options at an exercise price of $0.75 per share for his service as a director of the Company.

(13) On June 6, 2014, the GNC Committee approved a grant of 33,333 stock options to Mr. Yablonka at an exercise price of $2.70 per share. Mr. Yablonka also received a grant of 13,333 stock options at an exercise price of $0.75 per share on August 15, 2014 for his service as a director of the Company.

Executive Employment Agreements

Chaim Lebovits

On September 22, 2015, the Company appointed Chaim Lebovits as its Chief Executive Officer. On September 28, 2015, the Company’s wholly owned subsidiary Brainstorm Cell Therapeutics Ltd. (the “Subsidiary”) and Chaim Lebovits entered into an employment agreement which sets forth the terms of Mr. Lebovits’s employment (the “Lebovits Employment Agreement”). Pursuant to the Lebovits Employment Agreement, Chaim Lebovits will be paid a salary at the annual rate of $282,500.  Mr. Lebovits will also receive other benefits that are generally made available to the Subsidiary’s employees.  In addition, he will be provided with a cellular phone and a company car, with all costs including taxes borne by the Subsidiary.

Mr. Lebovits also was granted a stock option (the “Grant”) on September 28, 2015 (the “Grant Date”) for the purchase of up to 369,619 shares of the Company’s Common Stock at a per share exercise price equal to the closing price of the Company’s Common Stock (during normal trading hours) on the date of grant. Subject to Mr. Lebovits’ continued service with the Company through the applicable vesting dates, the Grant will vest and become exercisable in 12 consecutive equal monthly installments starting with the Grant Date, shall be exercisable for a period of two years after termination of employment, and shall vest and become exercisable in full 10 days prior to a change of control of the Company if the Grant is not assumed by the acquirer.  The Grant was issued under the Company’s 2014 Global Share Option Plan. Notwithstanding the foregoing, a portion of this option representing 83,781 shares of Common Stock may not be exercised until the stockholders of the Company approve a further increase in the number of shares of Common Stock that are reserved for issuance under the Company’s 2014 Global Share Option Plan. This portion of the option will be accounted for as granted if and when the approval is obtained.

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Yoram Bibring

The Company appointed Yoram Bibring as its Chief Financial Officer and Treasurer, effective July 30, 2015.   On July 30, 2015, the Company and Yoram Bibring entered into an employment agreement which sets forth the terms of Mr. Bibring’s employment (the “Bibring Employment Agreement”). Pursuant to the Bibring Employment Agreement, Yoram Bibring was paid a salary at the annual rate of $225,000.  Mr. Bibring also receives other benefits that are generally made available to the Company’s employees.  The Employment Agreement provides that if within twelve months after a Change of Control (as defined in the Bibring Employment Agreement), Mr. Bibring’s employment is terminated for any reason other than for cause, disability or death, or by Mr. Bibring due to a Change of Control Termination (as defined in the Bibring Employment Agreement), the Company shall pay Mr. Bibring a payment equal to his target bonus compensation for the year in which the Change of Control occurs, and his base salary for twelve months following the date of such termination.

Mr. Bibring also was granted a stock option (the “Bibring Grant”) on July 30, 2015 for the purchase of 165,000 shares of the Company’s Common Stock at an exercise price equal to $3.17 per share. Subject to Mr. Bibring’s continued service with the Company through the applicable vesting dates, the Initial Grant will vest and become exercisable as to 25% of the Shares on the first anniversary of the Grant Date (the “Initial Vesting Date”) and the remainder of the Shares will vest and become exercisable in equal monthly installments on each of the 36 monthly anniversaries following the Initial Vesting Date, and shall vest and become exercisable in full immediately prior to a Change of Control (as defined in the Bibring Employment Agreement).  The Bibring Grant was issued outside of the Company’s 2014 Stock Incentive Plan as an employment inducement grant.

On November 16, 2015, the Company and Yoram Bibring entered into a First Amendment to Employment Agreement with effect from December 1, 2015 (the "Bibring Amendment"), amending the Bibring Employment Agreement.

Pursuant to the Bibring Amendment, Mr. Bibring serves as the Company’s Chief Financial Officer on a half-time basis beginning on December 1, 2015. Starting December 1, 2015, the Company pays Mr. Bibring an amount equal to 50% of his previous base salary. As of December 1, 2015, the Bibring Grant was amended such that 82,500 shares were cancelled. The 82,500 remaining options continue to vest and become exercisable in accordance with the terms of the Bibring Grant: 20,625 shares vest and become exercisable on July 30, 2016 and 2.08333% of the 82,500 shares vest and become exercisable on each monthly anniversary date starting on August 30, 2016 through the fourth anniversary of the grant, so that the 82,500 shares will become fully vested and exercisable on July 30, 2019. Mr. Bibring’s vacation was amended to 80 hours per year.

Uri Yablonka

On June 6, 2014, the Company appointed Uri Yablonka as its Chief Operating Officer and director, effective June 6, 2014. On June 6, 2014, the Israeli Subsidiary and Uri Yablonka entered into an employment agreement which sets forth the terms of Mr. Yablonka’s employment. Pursuant to the agreement, Uri Yablonka will be paid a monthly salary of 31,900 NIS (approximately $8,200). Mr. Yablonka will also receive other benefits that are generally made available to the Company’s employees, including pension and education fund benefits. The Company will provide Mr. Yablonka with a Company car and cellular phone, and a gross-up payment for any taxes relating thereto. Mr. Yablonka also was granted a stock option on June 6, 2014 under the Company’s Amended and Restated 2004 Global Share Option Plan (the “Global Plan”) for the purchase of 33,333 shares of the Company’s Common Stock, which was fully vested and exercisable upon grant. The exercise price for the grant is $2.70 per share. In addition, the Company agreed to grant Mr. Yablonka a stock option under the Global Plan (or the applicable successor option plan) for the purchase of up to 13,333 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) of the Company on the first business day after each annual meeting of stockholders (or special meeting in lieu thereof) of the Company beginning with the 2014 annual meeting, and provided that Mr. Yablonka remains an employee of the Company on each such date. The exercise price per share of the Common Stock subject to each additional option shall be equal to $0.75 (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like, or changes to the Israeli Annual Option Award under the Company’s Director Compensation Plan as amended from time to time). Each additional option will vest and become exercisable on each monthly anniversary date as to 1/12th the number of shares subject to the option over a period of twelve months from the date of grant such that each additional option will be fully vested and exercisable on the first anniversary of the date of grant, provided that Mr. Yablonka remains an employee of the Company on each such vesting date.

Tony Fiorino

On June 9, 2014, the Company appointed Tony Fiorino, M.D., Ph.D. as its Chief Executive Officer, effective June 9, 2014. On June 9, 2014, the Company and Dr. Fiorino entered into an employment agreement which set forth the terms of Dr. Fiorino’s employment. Pursuant to the agreement, Dr. Fiorino was paid an initial annual salary of $275,000, to be increased annually by no less than $7,500 per year. Dr. Fiorino also was granted a stock option on June 9, 2014 for the purchase of 380,000 shares of the Company’s Common Stock, to vest and become exercisable as to 25% of the shares on the first anniversary of the grant date and the remainder of the shares to vest and become exercisable in equal monthly installments on each of the 36 monthly anniversaries following the initial vesting date. The exercise price for the grant is $4.50 per share.

On September 22, 2015 Dr. Fiorino ceased to serve as Chief Executive Officer of the Company. Dr. Fiorino had served as the Company Chief Executive Officer since June 9, 2014.

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Effective November 1, 2015, the Company appointed Anthony Fiorino, M.D., Ph.D. as its Chief Medical Advisor. In connection with the appointment, on November 10, 2015 the Company and Dr. Fiorino entered into a First Amendment to Employment Agreement with effect from October 30, 2015 (the "Fiorino Amendment"), amending the Employment Agreement dated as of June 9, 2014 between the Company and Dr. Fiorino (the “Fiorino Employment Agreement”).

Pursuant to the Fiorino Amendment, Dr. Fiorino commenced serving as the Company’s Chief Medical Advisor beginning on November 1, 2015. From November 1, 2015 through April 30, 2016, the Company shall continue to pay Dr. Fiorino an amount equal to his current base salary. Any Company stock options issued to Dr. Fiorino that were unvested as of October 30, 2015 were terminated. All stock options that were unvested as of October 30, 2015 shall remain exercisable through and including September 30, 2016. For Chief Medical Advisor services in excess of twenty (20) hours per week during the period from October 31, 2015 to April 30, 2016, the Company shall additionally compensate Dr. Fiorino at the rate of $150.00 per hour. For Chief Medical Advisor services after April 30, 2016, the Company shall compensate Dr. Fiorino at the rate of $250.00 per hour. In addition the Company agreed to reimburse Dr. Fiorino’s reasonable expenses relating to Company services. Payments and continued exercisability of options are subject to the execution and delivery to the Company of a release of claims by Dr. Fiorino. No additional severance or termination payment will be owed by the Company upon termination of the Fiorino Employment Agreement as modified by the Fiorino Amendment.

Liat Sossover

Pursuant to her employment agreement dated June 23, 2010, Ms. Sossover, the Company’s former Chief Financial Officer was entitled to a monthly salary of 31,900 NIS (approximately $8,200) per month. On May 13, 2015, the Company entered into a Separation Agreement with Ms. Sossover, pursuant to which her employment with the Company ended June 30, 2015, and all Company stock options previously issued to Ms. Sossover and outstanding ceased to further vest after June 30, 2015 but such options, to the extent already vested on June 30, 2015, continued to be outstanding and exercisable until December 31, 2015. Ms. Sossover previously had received the following grants: (1) on August 1, 2012, Ms. Sossover was granted an option to purchase 4,000 shares of our Common Stock at a price per share of $3.90. Such option became fully vested and exercisable in 12 equal monthly installments; and (2) on December 31, 2013, Ms. Sossover was granted an option to purchase 6,666 shares of our Common Stock at a price per share of $2.70. Such option vested and became exercisable as to 1/3 of the shares subject to the option on December 31, 2014 and the remainder of the shares subject to the option vest and become exercisable over the following 24 months in equal installments.

Ms. Sossover’s role as Chief Financial Officer and Treasurer and all other officer positions with the Company and its affiliates was terminated effective upon execution of the Separation Agreement. Ms. Sossover’s departure was not the result of any disagreement with the Company regarding its operations, policies, practices or related matters.

Alla Patlis

On May 13, 2015, the Company appointed its Controller, Alla Patlis, as its Interim Chief Financial Officer, which she served as until July 30, 2015. In connection with her appointment as Interim Chief Financial Officer of the Company, Ms. Patlis’ employment agreement was amended to increase her salary to NIS 20,000 (approximately U.S. $5,200) per month, effective March 1, 2015.

Terms of Option Awards

Stock option grants to the Named Executive Officers are described in the summaries of their executive employment agreements above and incorporated herein. Unless otherwise stated, option grants issued to Named Executive Officers prior to August 14, 2014 were made pursuant to the Company’s 2004 Global Share Option Plan and grants issued to Named Executive Officers on or after August 14, 2014 were made pursuant to the Company’s 2014 Global Share Option Plan, and expire on the tenth anniversary of the grant date.

Outstanding Equity Awards

The following table sets forth information regarding equity awards granted to the Named Executive Officers that are outstanding as of December 31, 2015. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

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Outstanding Equity Awards at December 31, 2015

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Chaim Lebovits	123,206		246,413	(1)	2.45	9/28/2025
Tony Fiorono	126,667	(2)	-		4.50	9/30/2016
Yoram Bibring	-		82,500	(3)	3.17	7/29/2025
Uri Yablonka	33,333		-		2.70	6/6/2024
	13,333		-		0.75	8/15/2024
	4,444		8,889	(4)	0.75	8/27/2025
Liat Sossover	-		-		-	-

(1)	Options for the purchase of 123,206 shares were vested and exercisable as of December 31, 2015. Options for the purchase of 30,802 shares will vest monthly until the option is fully vested and exercisable on August 28, 2016. A portion of this option representing 83,781 shares of Common Stock may not be exercised until the stockholders of the Company approve a further increase in the number of Common Stock that are reserved for issuance under the Company’s 2014 Global Share Option Plan.

(2)	On June 9, 2014, Dr. Fiorino was granted a stock option for purchase of 380,000 shares of the Company’s Common Stock at an exercise price of $4.50. On November 10, 2015, the Company and Dr. Fiorino agreed that the unvested portion of the stock option as of October 30, 2015 (to purchase 253,333 shares) would be forfeited and that the vested portion of the stock option (to purchase 126,667 shares) will terminate on September 30, 2016.

(3)	Options for the purchase of 20,625 shares shall vest and become exercisable on July 30, 2016. Options for the purchase of 1,719 shares will vest and become exercisable monthly after the initial vesting date until the option is fully vested.

(4)	Options for the purchase of 4,444 shares were vested and exercisable as of December 31, 2015. Options for the purchase of 1,111 shares will vest monthly until the option is fully vested and exercisable on the first anniversary of the date of grant.

Stock Incentive Plans

In November 2004 and February 2005, the Board of Directors adopted and ratified the 2004 Global Share Option Plan (as amended, the “Prior Global Plan”) and the 2005 U.S. Stock Option and Incentive Plan (as amended, the “Prior U.S. Plan” and together with the Prior Global Plan, the “Prior Plans”), respectively, and further approved the reservation of 609,564 shares of our Common Stock for issuance thereunder. Our stockholders approved the Prior Plans and the shares reserved for issuance thereunder at a special meeting of stockholders that was held on March 28, 2005.

On April 28, 2008, the Board approved the amendment and restatement of the Prior Plans to increase the number of shares available for issuance under the Prior Plans by an additional 333,333 shares. Our stockholders approved the amendment and restatement of the Prior Plans on June 5, 2008.

On April 21, 2011, the Board approved another amendment and restatement of the Prior Plans to increase the number of shares available for issuance under the Prior Plans by an additional 333,333 shares. Our stockholders approved the amendment and restatement of the Prior Plans on June 10, 2011.

On May 6, 2012, the Board approved another amendment and restatement of the Prior Plans to increase the number of shares available for issuance under the Prior Plans by an additional 600,000 shares. Our stockholders approved the amendment and restatement of the Prior Plans on June 12, 2012.

At the 2014 Annual Meeting of Stockholders of the Company on August 14, 2014, the Company’s stockholders approved the Company’s 2014 Stock Incentive Plan and the Company’s 2014 Global Share Option Plan (together, the “Equity Plans”). The Equity Plans were approved by the Company’s Board of Directors on July 9, 2014, subject to the approval of the Company’s stockholders, and became effective upon the stockholders’ approval on August 14, 2014. On October 30, 2014, the Governance, Nominating and Compensation Committee of the Board of Directors of the Company approved (i) forms of Incentive Stock Option Agreement, Nonstatutory Stock Option Agreement and Restricted Stock Agreement, each under the Company’s 2014 Stock Incentive Plan, and (ii) a form of Option Agreement under the Company’s 2014 Global Share Option Plan.

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The Company may issue up to 600,000 shares (subject to adjustment for certain changes in the Company’s capitalization) of Common Stock, which pool shall be shared between the Equity Plans, and, accordingly, shares issued pursuant to awards issued under either Plan shall reduce the number of shares available for issuance under the other plan.

On April 11, 2016 the Company’s Board of Directors approved, subject to stockholder approval, Amendment No. 1 (the “U.S. Plan Amendment”) to the Company’s 2014 Stock Incentive Plan (the “2014 U.S. Plan”) and Amendment No. 1 (the “Global Plan Amendment”) to the Company’s 2014 Global Share Option Plan, which together would increase the shared pool of shares available for issuance under the Company’s current equity plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock. The Company’s stockholders are being asked to approve the U.S. Plan Amendment and the Global Plan Amendment in Proposal No. 2 and Proposal No. 3 of this proxy statement.

Starting August 14, 2014, we no longer issue awards under each of the Prior Plans; however, grants that were made prior to August 14, 2014 under the Prior Plans will remain outstanding pursuant to their terms.

Under the 2014 Global Share Option Plan, we granted a total of 148,000 options with $0.75 exercise prices to directors of the Company; 285,838 options with $2.45 exercise price were issued to CEO of the Company in September 2015 and 27,411 shares were issued to consultants. Under the 2014 Stock Incentive Plan (the “U.S. Plan”), we issued an additional 138,751 shares of restricted stock and options to directors, Advisory Board members and legal advisor. As of December 31, 2015, there were 0 shares available for issuance under the Equity Plans.

Compensation of Directors

The following table sets forth certain summary information with respect to the compensation paid during the fiscal year ended December 31, 2015 earned by each of the directors of the Company. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Director Compensation Table for Fiscal 2015

	Fees				Option
	Earned or		Stock		Awards
	Paid in		Awards		($)		Total
Name	Cash ($)		($)(1)		(1)(2)		($)
Dr. Irit Arbel	—		—		81,925	(3)	81,925
Mr. Mordechai Friedman	—		—		40,960	(4)	40,960
Mr. Alon Pinkas	—		—		37,682	(5)	37,682
Mr. Chen Schor	60,000	(6)	220,800	(7)	—		280,800
Dr. Robert Shorr	—		25,131	(8)	—		25,131
Mr. Malcolm Taub	—		25,131	(9)	—		25,131

(1) The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the directors during fiscal 2015.

(2) The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note(7)(B)(2)(a) to Consolidated Financial Statements.

(3) At December 31, 2015, Dr. Arbel had options (vested and unvested) to purchase 140,552 shares of Common Stock.

(4) At December 31, 2015, Mr. Friedman had options (vested and unvested) to purchase 59,443 shares of Common Stock.

(5) At December 31, 2015, Mr. Pinkas had options (vested and unvested) to purchase 59,998 shares of Common Stock.

(6) Represents the amount paid to Mr. Schor pursuant to the Executive Director Agreement for his services as a director and consultant.

(7) At December 31, 2015, Mr. Schor had 40,000 shares of unvested restricted Common Stock.

(8) At December 31, 2015, Dr. Shorr had 5,778 shares of unvested restricted Common Stock.

(9) At December 31, 2015, Mr. Taub had 5,778 shares of unvested restricted Common Stock.

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On July 9, 2014, the Board voted to amend and restate the Company’s non-employee director compensation plan (the “Amended Director Compensation Plan”) to increase the annual award to non-U.S. directors to a nonqualified stock option to purchase 13,333 shares of Common Stock with an exercise price of $0.75 per share and to clarify the terms of committee member grants. Pursuant to the Amended Director Compensation Plan, every non-employee director of the Company, other than Chen Schor, is eligible to participate in the Amended Director Compensation Plan. Each eligible director serving immediately following the annual meeting is granted an annual award on the first business day following each annual meeting of stockholders beginning with the 2014 annual meeting. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 13,333 shares of Common Stock. For U.S. directors, at their option, this annual award is either (i) a nonqualified stock option to purchase 6,666 shares of Common Stock or (ii) 6,666 shares of restricted stock. Additionally, each member of the GNC Committee or Audit Committee of the Board receives (i) a nonqualified stock option to purchase 2,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 2,000 shares of restricted stock. The chair of the GNC Committee or Audit Committee will instead of the above committee award receive (i) a nonqualified stock option to purchase 3,333 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 3,333 shares of restricted stock. Any eligible participant who is serving as chairperson of the Board shall also receive (i) a nonqualified stock option to purchase 6,666 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 6,666 shares of restricted stock. Awards are granted on a pro rata basis for directors serving less than a year at the time of grant. The exercise price for options for U.S. directors will be equal to the closing price per share of the Common Stock on the grant date as reported on the Over-the-Counter Bulletin Board or the national securities exchange on which the Common Stock is then traded. The exercise price for options for non-U.S. directors is $0.75. Every option and restricted stock award will vest monthly as to 1/12 the number of shares subject to the award over a period of twelve months from the date of grant, provided that the recipient remains a member of the Board on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date.

On August 15, 2014, the following grants were made under the Amended Director Compensation Plan to the eligible directors: Dr. Arbel received a stock option to purchase 25,333 shares of Common Stock for her service as a director, chairperson of the Board, chair of the GNC Committee and a member of the Audit Committee; Mr. Friedman received a stock option to purchase 16,666 shares of Common Stock for his service as a director and chair of the Audit Committee; Mr. Pinkas received a stock option to purchase 15,333 shares of Common Stock for his service as a director and a member of the Audit Committee; Dr. Shorr received 8,666 shares of restricted stock for his service as a director and a member of the GNC Committee; and Mr. Taub received 8,666 shares of restricted stock for his service as a director and a member of the GNC Committee. On August 15, 2014, the Company also granted to Mr. Yablonka a stock option to purchase 13,333 shares of Common Stock for his service as a director.

On August 27, 2015, the following grants were made under the Amended Director Compensation Plan to the eligible directors: Dr. Arbel received a stock option to purchase 25,333 shares of Common Stock for her service as a director, chairperson of the Board, chair of the GNC Committee and a member of the Audit Committee; Mr. Friedman received a stock option to purchase 16,666 shares of Common Stock for his service as a director and chair of the Audit Committee; Mr. Pinkas received a stock option to purchase 15,333 shares of Common Stock for his service as a director and a member of the Audit Committee; Dr. Shorr received 8,666 shares of restricted stock for his service as a director and a member of the GNC Committee; and Mr. Taub received 8,666 shares of restricted stock for his service as a director and a member of the GNC Committee. On August 27, 2015, the Company also granted to Mr. Yablonka a stock option to purchase 13,333 shares of Common Stock for his service as a director.

On August 22, 2011, Mr. Schor received a grant of 61,558 shares of restricted stock and receives $15,000 per quarter for his services as a director and advisor of the Company pursuant to the terms of the Executive Director Agreement, as described in detail in “Certain Arrangements” under Item 10. On May 3, 2015, Mr. Schor received a grant of 60,000 shares of restricted stock, also described in detail in “Certain Arrangements” under Proposal No. 1 (Election of Directors).

On June 1, 2015 pursuant to the Company’s First Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Irit Arbel, the Company’s Chair of the Board of Directors, to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share. The option was fully vested and exercisable on the date of grant.

Certain Relationships and Related Transactions

The Audit Committee of our Board reviews and approves all related-party transactions. A “related-party transaction” is a transaction that meets the minimum threshold for disclosure under the relevant SEC rules (transactions involving amounts exceeding the lesser of $120,000 or one (1) percent of the average of the smaller reporting company's total assets at year end for the last two fiscal years in which a “related person” or entity has a direct or indirect material interest). “Related persons” include our executive officers, directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.

Research and License Agreement with Ramot

On July 12, 2004, we entered into the Original License Agreement with Ramot, a former 5% stockholder of the Company, which agreement was amended on March 30, 2006 by the Amended Research and License Agreement (described below). Under the terms of the Original Ramot Agreement, Ramot granted to us an exclusive license to (i) the inventions, know-how and results made with respect to the stem cell technology developed by the team led by Prof. Melamed and Prof. Offen in the course of the performance of the research, and the patents and pending patent applications owned by Ramot, and (ii) the results of further research to be performed by the same team on the development of the stem cell technology. Simultaneously with the execution of the Original Ramot Agreement, we entered into individual consulting agreements with Prof. Melamed and Prof. Offen pursuant to which all intellectual property developed by Prof. Melamed or Prof. Offen in the performance of services thereunder will be owned by Ramot and licensed to us under the Original Ramot Agreement.

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Under the Original Ramot Agreement, we agreed to fund further research relating to the licensed technology in an amount of $570,000 per year for an initial period of two years, and for an additional two-year period if certain research milestones were met.

In consideration for the license, we originally agreed to pay Ramot:

•	An up-front license fee payment of $100,000;

•	An amount equal to 5% of all net sales of products; and

•	An amount equal to 30% of all sublicense receipts.

On March 30, 2006 and on May 23, 2006, we entered into an Amended Research and License Agreement and an Amendment Agreement to the Amended Research and License Agreement, respectively (collectively, the “Amended Research and License Agreement”) with Ramot. Under the Amended Research and License Agreement, the funding of further research relating to the licensed technology in an amount of $570,000 per year was reduced to $380,000 per year. Moreover, under the Amended Research and License Agreement, the initial period of time that we agreed to fund the research was extended from an initial period of two (2) years to an initial period of three (3) years. The Amended Research and License Agreement also extended the additional two-year period in the Original Ramot Agreement to an additional three-year period, if certain research milestones were met.

We entered into a Second Amended and Restated Research and License Agreement with Ramot on July 26, 2007, effective July 12, 2004 (the “Second Ramot Agreement”), which amended and replaced the Amended Research and License Agreement. The Second Ramot Agreement imposed on us development and commercialization obligations, milestone and other obligations. The license was granted in consideration for (i) royalty payments ranging from three percent (3%) to five percent (5%) of all net sales and (ii) potential payments concerning sublicenses ranging from twenty percent (20%) to twenty-five percent (25%) of sublicense receipts. In addition, in the event that the research period was extended for an additional three year period in accordance with the terms of the Second Ramot Agreement, then we had to make payments to Ramot for each year of the extended research period in the amount of $380,000. As of June 30, 2007, we owed Ramot an aggregate amount of $513,249 in overdue payments and patent fees under the Amended Research and License Agreement.

On August 1, 2007, we obtained a waiver and release from Ramot pursuant to which Ramot agreed to an amended payment schedule regarding our payment obligations under the Second Ramot Agreement and waived all claims against us resulting from our previous breaches, defaults and non-payment under the Amended Research and License Agreement.

After our failure to meet the amended payment schedule and subsequent negotiations, on December 24, 2009, we entered into a Letter Agreement and an amended agreement to the Second Ramot Agreement (collectively, the “Letter Agreement”) with Ramot, pursuant to which, among other things, Ramot agreed to: (i) release us from our obligation to fund three years of additional research (which would have totaled $1,140,000) and (ii) accept conversion of certain research payments due in the amount of $272,000 into 74,666 shares of our Common Stock. Pursuant to the Letter Agreement, we agreed, among other things, to: (i) reimburse Ramot for outstanding patent-related expenses; and (ii) abandon our rights in certain joint patent rights and patents of Ramot in certain countries.

As of February 2011, Ramot had sold the 74,666 shares of Common Stock of the Company for $235,000 and the Company paid the remaining approximately $5,000 due to Ramot. There is no additional debt to Ramot.

On December 20, 2011, we entered into an Assignment Agreement with our Israeli Subsidiary (the “Assignment Agreement”), with the consent of Ramot. Under the Assignment Agreement, we assigned and transferred all of our rights, interests, titles, liabilities and obligations (the “Rights”) under the Second Ramot Agreement to our Israeli Subsidiary, effective as of January 1, 2007 and our Israeli Subsidiary agreed to assume all such Rights. We agreed to be a guarantor of all obligations of our Israeli Subsidiary under the Second Ramot Agreement and Ramot can look to us to demand compliance with the Second Ramot Agreement.

In May 2012, we, the Israeli Subsidiary and Prof. Offen entered into a Consulting Agreement, effective as of January 1, 2012, which replaced the previous consulting agreement, dated July 31, 2004, pursuant to which all work product resulting from the provision of services will vest solely with the Israeli Subsidiary and if any work product resulting from the provision of services results in the creation or development of intellectual property it will be deemed a joint invention, and will be jointly owned by Ramot and the Israeli Subsidiary.

On April 30, 2014 our Israeli Subsidiary and Ramot entered into Amendment No. 2 to the Second Ramot Agreement, pursuant to which a new research period from April 30, 2014 to October 30, 2014 was created.

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On March 1, 2016, our Israeli Subsidiary and Ramot entered into Amendment No. 3 to the Second Ramot Agreement, pursuant to which Ramot agreed to assign to the Israeli Subsidiary, effective February 18, 2016, all of its worldwide right, title and interest in and to the results of the research conducted under the Agreement and performed during the research period from April 30, 2014 to October 30, 2014. This change of status from exclusive licensee of these patents, to owner these patents, did not materially change the ability of the Company to exclude others from practicing the invention claimed therein.

Investment Agreement with ACCBT Corp.

On July 2, 2007, we entered into a Subscription Agreement (the “Subscription Agreement”) with ACCBT, a company under the control of Mr. Chaim Lebovits, our President, pursuant to which we agreed to sell (i) up to 1,833,333 shares of our Common Stock for an aggregate subscription price of up to $5.0 million (the “Subscription Shares”), and (ii) for no additional consideration, warrants to purchase up to 2,016,666 shares of our Common Stock (the “ACCBT Warrants”). Subject to certain closing conditions, separate closings of the purchase and sale of the shares and the warrants were scheduled to take place from August 30, 2007 through November 15, 2008. The warrants originally had the following exercise prices: (i) warrants for the first 672,222 shares of our Common Stock had an exercise price of $3.00; (ii) warrants for the next 672,222 shares of our Common Stock had an exercise price of $4.35; and (iii) warrants for the final 672,223 shares of our Common Stock had an exercise price of $5.40. Each warrant issued pursuant to the Subscription Agreement was to expire on November 5, 2011.

Pursuant to the terms of the Subscription Agreement, as amended, and a related registration rights agreement, ACCBT has the following rights for so long as ACCBT or its affiliates hold at least 5% of our issued and outstanding share capital:

•	Board Appointment Right: ACCBT has the right to appoint 50.1% (any fractions to be rounded up to the nearest whole number) of the members of our Board of Directors and any of our committees and the Board of Directors of our subsidiary.

•	Preemptive Right: ACCBT has the right to receive thirty days’ notice of, and to purchase a pro rata portion (or greater under certain circumstances where offered shares are not purchased by other subscribers) of, securities issued by us, including options and rights to purchase shares. This preemptive right does not include issuances under our equity incentive plans.

•	Consent Right : ACCBT’s written consent is required for certain corporate actions, including issuance of shares (other than existing warrants and issuances under our incentive plans), amendment of our charter or bylaws, repurchase of shares, declaration or payment of dividends or distributions, related party transactions, non-ordinary course transactions involving $25,000 or more, liquidation or dissolution, the creation, acquisition or disposition of a subsidiary or entry into a joint venture or strategic alliance, a material change to our business, merger, change of control, sale of the Company, any acquisition, and any payment of cash compensation over $60,000 per year.

In addition, ACCBT is entitled to demand and piggyback registration rights, whereby ACCBT may request, upon 15 days’ written notice, that we file, or include within a registration statement to be filed, with the Securities and Exchange Commission for ACCBT’s resale of the Subscription Shares, as adjusted, and the shares of our Common Stock issuable upon exercise of the ACCBT Warrants.

On August 18, 2009, we entered into an amendment to the Subscription Agreement (the “Amendment”), dated as of July 31, 2009, with ACCBT. Under the terms of the Subscription Agreement, ACCBT was no longer obligated to invest any further amounts in the Company. Pursuant to the Amendment, ACCBT agreed to invest the remaining amount outstanding under the Subscription Agreement up to $5.0 million in the Company, and, in return, we agreed to amend the Subscription Agreement to, among other things: (i) decrease the purchase price per share of the Subscription Shares that ACCBT previously purchased or will purchase pursuant to the terms of the Subscription Agreement, as amended, from $2.73 to $1.80 (the “Repricing”); (ii) adjust the number of shares of Common Stock issuable under the Subscription Agreement in accordance with the Repricing; (iii) extend the expiration date of all warrants; (iv) amend the exercise price of certain of the warrants from $5.40 to $4.35; and (v) revise the investment schedule of the purchase and sale of the Subscription Shares. Pursuant to the Amendment, the Repricing retroactively applied to all Subscription Shares purchased by ACCBT prior to the Amendment.

As of the date of this Annual Report on Form 10-K, ACCBT has purchased all of the Subscription Shares.

Warrants to purchase up to 2,016,666 shares of Common Stock were issued to ACCBT, all of which are presently outstanding. The outstanding ACCBT Warrants contain cashless exercise provisions, which permit the cashless exercise of up to 50% of the underlying shares of Common Stock, and 672,222 of such ACCBT Warrants have an exercise price of $3.00 and the remainder have an exercise price of $4.35.

On May 25, 2014, the Company entered into a Warrant Amendment Agreement with ACCBT, pursuant to which the expiration date of each ACCBT Warrant was extended until November 5, 2017, in consideration of ACCBT having provided a series of waivers of their rights, including anti-dilution rights. Pursuant to the amendment, the ACCBT documents were amended to reflect the extension of the warrants’ expiration date.

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We registered 1,920,461 shares of Common Stock and 2,016,666 shares of Common Stock underlying the ACCBT Warrants on registration statement No. 333-201705 dated January 26, 2015 pursuant to ACCBT’s registration rights.

Agreement with Abraham Israeli

On April 13, 2010, the Company, Dr. Israeli, then a member of the Board of Directors, and Hadasit entered into an Agreement, which was amended to clarify certain terms on December 31, 2011 (as amended, the “Hadasit Agreement”), pursuant to which Dr. Israeli agreed, during the term of the Hadasit Agreement, to serve as (i) our Clinical Trials Advisor and (ii) a member of our Board of Directors. Any party may terminate the Hadasit Agreement upon 30 days’ prior written notice to the other parties. In consideration of the services to be provided by Dr. Israeli to us under the Hadasit Agreement, we agreed to grant options and warrants annually during the term of the Hadasit Agreement for the purchase of our Common Stock, as follows:

•	an option for the purchase of 11,111 shares of Common Stock at an exercise price equal to $0.00075 per share to Dr. Israeli; and

•	warrants for the purchase of 2,222 shares of Common Stock at an exercise price equal to $0.00075 per share to Hadasit.

Such options vested and became exercisable in twelve (12) consecutive equal monthly amounts.

In December 2013, the Board of Directors agreed to grant to Prof. Israeli additional options in connection with the yearly grant under the Hadasit Agreement.

The Hadasit Agreement was terminated effective April 25, 2014 when Dr. Israeli resigned from the Board of Directors. The Hadasit Agreement provided terms for Prof. Israeli’s service as the Company’s Clinical Trials Advisor and a member of the Company’s Board of Directors, both of which ceased on April 25, 2014. As a result of the termination of the Hadasit Agreement, Prof. Israeli and Hadasit will no longer receive annual grants to purchase shares of Common Stock, and any outstanding and unvested grants made pursuant to the Hadasit Agreement ceased to vest, and the grants were valid until and may be exercised only on or before October 25, 2014. All such grants were exercised.

Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited (“Deloitte”) for the audit of our financial statements for the fiscal years ended December 31, 2015 and 2014 and fees billed for other services rendered by Deloitte during those periods.

	December 31, 2015	December 31, 2014
Audit Fees(1)	$51,000	$51,000
Audit-Related Fees (XBRL)	$6,000	$6,000
Tax Fees	$4,000	$4,000
Public Offering Fees	$0	$7,000
All Other Fees(2)	$29,000	$34,000
Total Fees	$90,000	$102,000

(1)	Audit fees are comprised of fees for professional services performed by Deloitte for the audit of our annual financial statements and the review of our quarterly financial statements, as well as other services provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)	In the year ended December 31, 2015, the services performed by Deloitte were for Sarbanes-Oxley Act and Risk Assessment Services. The services performed in the year ended December 31, 2014 were with respect to the Inter-Company agreement and Sarbanes-Oxley Act.

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We did not use Deloitte for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements and generates information that is significant to our financial statements, are provided internally or by other service providers. We did not engage Deloitte to provide compliance outsourcing services.

Pre-approval Policies

Our Audit Committee is responsible for pre-approving all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

The Board has considered the nature and amount of fees billed by Deloitte and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Deloitte’s independence.

Audit Committee Financial Expert

The Board has determined that Mordechai Friedman is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Friedman is independent as defined under applicable Nasdaq listing standards.

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2015 with the Company’s management. The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has discussed with Deloitte its independence and has received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining Deloitte’s independence. Based on such reviews and discussions, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

AUDIT COMMITTEE
Mordechai Friedman (Chair)
Dr. Irit Arbel
Alon Pinkas

The information contained in the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock (collectively, the “Reporting Persons”), to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2015 all Reporting Persons complied with the applicable requirements of Section 16(a) of the Exchange Act and that there were no known failures to file a required Form 3, Form 4 or Form 5.

Annual Report on Form 10-K

Together with this Proxy Statement, the Company is sending a copy of its 2015 Annual Report on Form 10-K (without exhibits) to all of its stockholders of record as of April 22, 2016. The 2015 Annual Report contains the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2015 and 2014.

A copy of the Company’s Annual Report on Form 10-K (with all exhibits) for the fiscal year ended December 31, 2015 filed with the SEC may be accessed from the SEC’s website at www.sec.gov and from the Investors section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601, Attention: Chief Executive Officer.

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Other Matters

The Board does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Discretionary authority for them to do so is contained in the enclosed proxy card.

An adjournment of the Meeting may be made from time to time by the chairman of the Meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the Meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment of the Meeting.

Stockholder Proposals

Proposals of stockholders intended for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2017 or special meeting of stockholders held in lieu thereof in accordance with Rule 14a-8 promulgated under the Exchange Act, must be received by the Company at its principal executive offices at the following address: Brainstorm Cell Therapeutics Inc.; 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601 not later than [_____] in order to be included in the Company’s proxy statement relating to the 2017 meeting of stockholders. Any such proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement relating to the 2017 meeting of stockholders.

Pursuant to Rule 14a-4 promulgated under the Exchange Act (“Rule 14a-4”), stockholders who wish to make a proposal or nominate a director at the 2017 meeting of stockholders, other than a proposal intended for inclusion in the Company’s proxy statement for the 2017 meeting of stockholders, must notify the Company not later than [_____]. If a stockholder who wishes to present such a proposal fails to notify the Company by [_____], and such proposal is brought before the 2017 meeting of stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to such stockholder proposal on those persons selected by management to vote the proxies. Even if a stockholder makes a timely notification, those persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with Rule 14a-4.

In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that stockholders submit any proposals they might have by certified mail, return receipt requested to the Company.

Incorporation by Reference

The SEC allows the Company to incorporate information “by reference” into this Proxy Statement, which means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be a part of this Proxy Statement and is being delivered to you with this Proxy Statement.

This Proxy Statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, a copy of which (without exhibits) is being delivered to you with this Proxy Statement and which contains important information about the Company that is not set forth in this Proxy Statement. A copy of our Annual Report on Form 10-K (with exhibits) has also been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov and from the Investor Relations section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601 Attention: Chief Executive Officer.

By Order of the Board of Directors

Thomas B. Rosedale, Secretary
Boston, Massachusetts
April __, 2016

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Appendix A

BRAINSTORM CELL THERAPEUTICS INC.

AMENDMENT NO. 1

TO

2014 STOCK INCENTIVE PLAN

The 2014 Stock Incentive Plan (the “Plan”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), is hereby amended by this AMENDMENT NO. 1 as follows:

Section 4(a)(1) of the Plan is hereby deleted in its entirety and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:

“(1). Authorized Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 2,200,000 shares (which number reflects any stock split or reverse stock split prior to the date of its adoption, and which number shall be automatically adjusted after the date of its adoption in accordance with Section 7(a) below) of common stock, $0.00005 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

**********

Adopted by the Board of Directors of the Company: April 11, 2016.

Adopted by the Stockholder of the Company: [June 21, 2016.]

Appendix B

BRAINSTORM CELL THERAPEUTICS INC.

AMENDMENT NO. 1

TO

2014 GLOBAL SHARE OPTION PLAN

The 2014 Global Share Option Plan (the “Plan”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), is hereby amended by this AMENDMENT NO. 1 as follows:

Section 5.1 of the Plan is hereby deleted in its entirety and a new Section 5.1 is inserted in lieu thereof which shall read as follows:

“5.1 The Company has reserved 2,200,000 (which number reflects any stock split or reverse stock split prior to the date of its adoption, and which number shall be automatically adjusted after the date of its adoption in accordance with Section 7 below) authorized but unissued Shares for the purposes of the Plan and for the purpose of the Company’s other share option plans when applicable, subject to adjustment as set forth in Section 7 below. The pool of shares available for issuance under the Plan is the same pool of shares reserved and available for issuance under the 2014 Stock Incentive Plan (the “U.S. Plan”). Accordingly, shares issued pursuant to awards under either the Plan or the U.S. Plan shall reduce the number of shares available for future issuance under each plan. The shares available for issuance under the U.S. Plan and the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Any Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share or Shares subject to such Award may again be subjected to an Award under the Plan or under future plans.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

**********

Adopted by the Board of Directors of the Company: April 11, 2016.

Adopted by the Stockholder of the Company: [June 21, 2016.]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Dr. Irit Arbel
02 Mordechai Friedman
03 Alon Pinkas
04 Chen Schor
05 Dr. Robert Shorr
06 Malcolm Taub
07 Uri Yablonka

The Board of Directors recommends you vote FOR proposals 2., 3. and 4..

NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

BRAINSTORM CELL THERAPEUTICS INC.
Annual Meeting of Stockholders
June 21, 2016 at 10:00 AM
proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Chaim Lebovits, Yoram Bibring, Uri Yablonka, and Thomas B. Rosedale, or any one of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRAINSTORM CELL THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, EDT on June 21, 2016, at the offices of BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, MA 02116 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side